UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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E. I. du Pont de Nemours and Company

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Annual Meeting — April 25, 2007

March 19, 2007

Dear Stockholder:

You are invited to attend the Company’s 2007 Annual Meeting on Wednesday, April 25, 2007, at 10:30 a.m. local time in the DuPont Theatre, DuPont Building, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of the Company’s business and an opportunity for you to express your views on subjects related to the Company’s operations.

To make it easier for you to vote your shares, you have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail.

If you are a registered stockholder or if you hold DuPont Common Stock through a Company savings plan, your admission ticket for the Annual Meeting is included on your proxy card. If you hold shares in a brokerage account, please refer to page 1 of the Proxy Statement for information on how to attend the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

In 2006, DuPont remained focused on our three growth strategies: putting our science to work, going where the growth is, and capitalizing on the power of One DuPont. The Annual Meeting gives us an opportunity to review our progress. We appreciate your ownership of DuPont, and I hope you will be able to join us on April 25.

Sincerely,

C. O. Holliday, Jr.

E. I. du Pont de Nemours and Company

March 19, 2007

To the Holders of Common Stock of
E. I. du Pont de Nemours and Company

NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of E. I. DU PONT DE NEMOURS AND COMPANY will be held on Wednesday, April 25, 2007, at 10:30 a.m. local time, in the DuPont Theatre in the DuPont Building, 1007 Market Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors, the ratification of the Company’s independent registered public accounting firm, a management proposal on the Company’s Equity and Incentive Plan, stockholder proposals described in the Proxy Statement and such other business as may properly come before the meeting.

Holders of record of DuPont Common Stock at the close of business on March 2, 2007, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Mary E. Bowler
Secretary

YOUR VOTE IS IMPORTANT. THERE ARE THREE WAYS TO VOTE:

■	By Internet, or

■	By telephone, or

■	Sign, date and return your proxy card in the enclosed envelope as soon as possible.

Registered stockholders and holders of shares in the Company’s U.S. employee benefit plans may request their proxy materials electronically in 2008 by visiting www.computershare.com/us/ecomms. Stockholders with brokerage accounts can determine if their brokers offer electronic delivery by visiting www.icsdelivery.com.

2007 ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement

Proxy Statement

The enclosed proxy materials are being sent at the request of the Board of Directors of
E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 25, 2007. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

The Company’s 2006 Annual Report on Form 10-K, containing management’s discussion and analysis of financial condition and results of operations of the Company and the audited financial statements, and this Proxy Statement were distributed together beginning March 19, 2007.

General Information

Who May Vote

All holders of record of DuPont Common Stock as of the close of business on March 2, 2007 (the record date) are entitled to vote at the meeting. Each share of stock is entitled to one vote. As of the record date, 924,596,782 shares of DuPont Common Stock were outstanding. A majority of the shares voted in person or by proxy is required for the approval of each of the proposals described in this Proxy Statement. Abstentions and broker non-votes are not counted in the vote. At least a majority of the holders of shares of DuPont Common Stock as of the record date must be present either in person or by proxy at the meeting in order for a quorum to be present.

How to Vote

Even if you plan to attend the meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

•	By Internet at the address listed on the proxy card.

•	By telephone using the toll-free number listed on the proxy card.

•	By returning the enclosed proxy card (signed and dated) in the envelope provided.

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy by Internet, telephone or mail at any time before the polls close at the Annual Meeting.

How to Attend the Annual Meeting

If you are a stockholder of record or if you hold stock through one of the savings plans listed below, your admission ticket is attached to your proxy card. You will need to bring your admission ticket, along with picture identification, to the meeting. If you own shares in street name, please bring your most recent brokerage statement, along with picture identification, to the meeting. The Company will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the DuPont Theatre.

Shares Held In Savings Plans

If you participate in one of the following plans, your voting instruction card will include the shares you hold in the plan:

DuPont 401(k) and Profit Sharing Plan for:
DuPont Holographics, Inc.,
DuPont Display Solutions, Inc.,
DuPont Displays, Inc.,
Inpaco Corporation, and
Liqui-Box Corporation
DuPont Powder Coatings USA Profit Sharing Plan
DuPont Retirement Savings Plan
DuPont Savings and Investment Plan
Pioneer Hi-Bred International, Inc. Savings Plan
Solae Savings Investment Plan
Thrift Plan for Employees of Sentinel Transportation, LLC

The plan trustees will vote according to the instructions received on your proxy. If proxies for shares in savings plans are not received by Internet, telephone or mail, those shares will be voted by the trustees as directed by the plan sponsor or by an independent fiduciary selected by the plan sponsor.

Proxy Statement Proposals

At each annual meeting stockholders are asked to elect directors to serve on the Board of Directors and to ratify the appointment of the Company’s independent registered public accounting firm for the year. Other proposals may be submitted by the Board of Directors or stockholders to be included in the proxy statement. To be considered for inclusion in the 2008 Annual Meeting Proxy Statement, stockholder proposals must be received by the Company no later than November 17, 2007.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be considered as timely and presented directly at the 2008 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on January 31, 2008 and advises stockholders in the 2008 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on January 31, 2008.

Stockholder Nominations for Election of Directors

The Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at each annual meeting. The Committee will consider nominations submitted by stockholders of record and received by the Secretary of the Company by the first Monday in December. Nominations must include a statement by the nominee indicating a willingness to serve if elected and disclosing principal occupations or employment for the past five years.

Proxy Committee

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board of Directors a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Solicitation of Proxies

The Company will pay all costs relating to the solicitation of proxies. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at a cost of $10,000 plus reasonable expenses. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone or other electronic means. The Company will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont Common Stock.

Secrecy in Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the Company. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

Governance of the Company

Strong corporate governance is an integral part of the Company’s core values, supporting the Company’s sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Please visit the Company’s website at www.dupont.com, under the “Investor Center” caption, for the Board’s Corporate Governance Guidelines, the Board-approved Charters for the Audit, Compensation and Corporate Governance Committees and related information. These Guidelines and Charters may also be obtained free of charge by writing to the Corporate Secretary.

DUPONT BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDELINES

These Guidelines serve as an important framework for the Board’s corporate governance practices and to assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.

The Board

Responsibility

The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its stockholders and the vitality of the Company for its other stakeholders.

Role

In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company’s business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.

Duties

Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board, its Committees on which they serve, and the Annual Meeting of Stockholders; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.

Leadership

The positions of Chairman of the Board and CEO are held by the same person, except in specific circumstances.

Independence

A majority of the Board are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Guidelines. See pages 5-6. The Corporate Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director being independent.

Qualifications

Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.

The Board does not limit the number of other public company boards that a Director may serve on. However, the Corporate Governance Committee considers the number of boards a Director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chairman in advance of serving on another board.

When a Director’s principal responsibilities or business association changes significantly, the Director will tender his or her resignation to the Chairman for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.

No Director may stand for reelection to the Board after reaching age 70. An employee Director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a Director to stand for reelection after the prescribed retirement date.

Orientation and Continuing Education

New Directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on Directors’ continuing education.

Compensation

The Board believes that compensation for outside Directors should be competitive. DuPont Common Stock is a key component with payment of a portion of Director compensation as DuPont stock, options or similar form of equity-based compensation, combined with stock ownership guidelines requiring all outside Directors to hold DuPont stock equal to at least two times the annual retainer within five years. The Compensation Committee reviews periodically the level and form of Director compensation and, if appropriate, proposes changes for consideration by the full Board.

Annual Self-Evaluation

The Board and each Committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.

Access to Management and Advisors

Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

Board Meetings

Selection of Agenda Items

The Chairman establishes the agenda for Board meetings, in conjunction with Chairs of the Committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

Attendance of Senior Executives

The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.

Executive Sessions

Regularly scheduled Board meetings include a session of all Directors and the CEO. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The Presiding Director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another Committee, such as CEO evaluation and compensation, when the Chair of that Committee presides.

Leadership Assessment

Succession Planning

The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO’s recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

CEO Evaluation and Compensation

Through an annual process overseen and coordinated by the Compensation Committee, independent Directors evaluate the CEO’s performance and set the CEO’s compensation.

* * *

Guidelines for Determining the Independence
of DuPont Directors

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

However, in addition, the Board has determined that a majority of its members should be “independent” in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. In furtherance of this objective, the Board has adopted the following Guidelines for determining whether a member is considered “independent.”

The Board will re-examine the independence of each of its members once per year and again if a member’s outside affiliations change substantially during the year.

For purposes of these Guidelines, “members of his/her immediate family” and similar phrases will mean a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person’s home. “The Company” means the Company and all of its consolidated subsidiaries.

1.	Regardless of other circumstances, a Board member will not be deemed independent if s/he does not meet the independence standards adopted by the New York Stock Exchange (see below), or any applicable legal requirement.

2.	Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member’s independence:

(a)	If the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

(b)	If the Board member or any member of his/her immediate family serves as an officer, director or trustee of a charitable or educational organization, and contributions by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of such organization’s annual consolidated gross revenues, including annual charitable contributions, for any of the past three (3) years.

3.	If a Board member has a relationship that exceeds the thresholds described in Section 2 above, or another significant relationship with the Company or its management that is not described in Section 2 above, then the Board will determine by a majority of the independent members whether that member’s relationship would affect the Board member’s independence.

4. The Board will consider all relevant facts and circumstances in determining independence.

5.	Any determinations of independence made pursuant to Section 3 above will be disclosed in the Company’s annual meeting proxy statement.

Current New York Stock Exchange standards state that a director will not be independent:

(a)	If the Board member is, or has been within the last three (3) years, an employee or any member of his/her immediate family is, or has been within the last three (3) years, an executive officer of the Company;

(b)	If the Board member is a current employee/partner, or if any member of his/her immediate family is a current partner or a current employee of the Company’s auditor that participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or the Board member or his/her immediate family was within the last three (3) years (but is no longer) a partner or employee of the firm and personally worked on the Company’s audit within that time;

(c)	If the Board member or any member of his/her immediate family is, or in the last three (3) years has been, employed as an executive officer of another company where the Company’s present executive officers at the same time serve/served on that company’s compensation committee;

(d)	If the Board member is a current employee, or if any member of his/her family is a current executive officer, of another company that makes payments to, or receives payments from, the Company for property or services which exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the other company’s annual consolidated gross revenues for any of the last three (3) years; or

(e)	If the Board member, or a member of his/her immediate family, has received more than one hundred thousand dollars (US $100,000) in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service) during any twelve-month period within the last three (3) years.

Committees of the Board

Audit Committee	Responsibilities include:
■ Employs the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s consolidated financial statements.
■ Pre-approves all services performed by the Company’s independent registered public accounting firm.
■ Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.
■ Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

■    Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

■ Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee (C. J. Crawford, J. T. Dillon, L. D. Juliber and S. O’Keefe) are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

See the Audit Committee Report on page 10. The Audit Committee Charter is available on the Company’s website (www.dupont.com). A summary of The Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is attached at Appendix “A.”

Compensation Committee	Responsibilities include:
■ Establishes executive compensation policy consistent with corporate objectives and stockholder interests.
■ Oversees process for evaluating CEO performance against Board-approved goals and objectives and recommends to the Board compensation for the CEO.
■ Reviews and approves grants under the Company’s compensation plans.
■ Works with management to develop the Compensation Discussion and Analysis (CD&A).
■ Oversees succession planning process for the CEO and key leadership.

All members of the Compensation Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

See the Compensation Committee Report on page 19. See also the CD&A beginning on page 20. The Compensation Committee Charter is available on the Company’s website (www.dupont.com).

Corporate	Responsibilities include:
Governance	■ Recommends to the Board nominees for election to the Board of Directors.
Committee	■ Reviews principles, policies and procedures affecting directors and the Board’s operation and effectiveness.
■ Oversees evaluation of the Board and its effectiveness.

All members of the Corporate Governance Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards

The Corporate Governance Charter is available on the Company’s website (www.dupont.com). A description of the Director Nomination Process is attached at Appendix “B.”

Environmental	Responsibilities include:
Policy	■ Reviews the Company’s environmental policies and practices.
Committee	■ Provides support for the Company’s sustainable growth mission.

Science and Technology Committee	Responsibilities include: ■ Monitors state of science and technology capabilities within the Company. ■ Oversees the development of key technologies essential to the long-term success of the Company.

Strategic Direction Committee	Responsibilities include: ■ Reviews the strategic direction of the Company’s major business segments. ■ Reviews significant trends in technology and their anticipated impact on the
Company.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2006.

Science
			Corporate	Environmental	and	Strategic
	Audit	Compensation	Governance	Policy	Technology	Direction
Director	Committee	Committee	Committee	Committee	Committee	Committee

Alain J.P. Belda *		X				X
Richard H. Brown		X	C			X

Curtis J. Crawford	X	X			C
John T. Dillon	X	C				X

Eleuthère I. du Pont		X			X
Charles O. Holliday, Jr.						C

Lois D. Juliber	C		X			X
Masahisa Naitoh			X	X

Sean O’Keefe	X			X
William K. Reilly			X	C	X

Charles M. Vest *				X	X

Number of Meetings in 2006	9	8	6	4	5	3

C = Chair
*Not standing for election

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company.

In 2006, eight meetings of the Board were held. Each director attended at least 86% of the aggregate number of meetings of the Board and the committees of the Board on which the director served. Attendance at these meetings averaged 96% among all directors in 2006.

As provided in the Board’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All directors, except Alain J.P. Belda, attended the 2006 Annual Meeting.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of “Related Person Transactions.” Under the policies and procedures, the Corporate Governance Committee (“Committee”) (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related

Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

•	the commercial reasonableness of the transaction,
•	the materiality of the Related Person’s direct or indirect interest in the transaction,
•	whether the transaction may involve an actual or the appearance of a conflict of interest, and
•	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Committee for ratification. If such Related Person Transaction is not ratified by the Committee, then the Company shall either ensure all appropriate disclosures regarding the transaction are made or, if appropriate, take all reasonable actions to attempt to terminate the Company’s participation in such transaction.

Under the Company’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which DuPont was, is or will be a participant and the aggregate amount involved exceeds $120,000 in any fiscal year, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was, (i) a director or executive officer of DuPont or a nominee to become a director of DuPont; (ii) any person who is known to be the beneficial owner of more than 5% of any class of DuPont’s outstanding Common Stock; or (iii) any immediate family member of any of the foregoing persons.

Certain Relationships and Related Transactions

As discussed above, the Corporate Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors of DuPont are executive officers. The Corporate Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1 million or 2% of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the ordinary course of business. Some such transactions are continuing, and it is anticipated that similar transactions will occur from time to time. The spouse of Ms. Kullman, an executive officer, is Marketing Director-Innovation at DuPont and received total compensation in 2006 valued at $312,000, which is commensurate with that of his peers.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, presiding director or other outside director may do so by writing in care of the Corporate Secretary. The Board’s independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, presiding director or other outside director. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors with provisions specifically applicable to directors. In addition, the Company has a long-standing Business Ethics Policy and Business Conduct Guide applicable to all employees of the Company, including executive officers. The Business Ethics

Policy, Business Conduct Guide and Code of Business Conduct and Ethics for Directors are available on the Company’s website (www.dupont.com). Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

Office of the Chief Executive

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all the businesses of the Company and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All seven members are executive officers.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended and restated effective February 1, 2004. The Charter is available on the Company’s website (www.dupont.com).

The Committee is comprised of four directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company’s independent registered public accounting firm in accordance with the Committee’s Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is attached to this Proxy Statement at Appendix “A.”

Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements, for attesting to Management’s Report on Internal Control over Financial Reporting, and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2006 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended December 31, 2006 with management and with representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Committee has received from PwC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence.

The Committee has considered whether the provision to the Company by PwC of limited nonaudit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee’s review of the audited consolidated financial statements of the Company, and on the Committee’s discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

AUDIT COMMITTEE

Lois D. Juliber, Chair
Curtis J. Crawford
John T. Dillon
Sean O’Keefe

Directors’ Compensation

Nonemployee directors receive compensation for Board service which is designed to fairly compensate directors for their Board responsibilities and align their interests with the long-term interests of stockholders. An employee director receives no additional compensation for Board service.

The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation. The process for setting director pay is guided by the following principles:

•	Transparency

-	Director compensation is reviewed annually by the Compensation Committee, with recommendation to the full Board which approves changes to director pay.
-	Details of director compensation are disclosed in the proxy statement annually.

•	Alignment with stockholders

-	Significant portion of annual retainer is paid in restricted stock units that vest over a three-year period.
-	Stock Ownership Guidelines exist to encourage ownership.

•	Fair and competitive compensation that aligns director behavior with the best interests of stockholders

-	DuPont’s goal is to recognize the new realities of Board service while assuring competitive levels of director pay, reflective of the significant time commitment expected.
-	Directors must act in the best interest of the Company and its stockholders. DuPont’s stock ownership requirements and use of restricted stock units support and reinforce this commitment.
-	Director compensation is monitored closely against trends in the marketplace and external practices, as well as against changes at the Peer Group companies. “Peer Group” is defined on page 20.
-	DuPont’s director compensation program is built upon an annual retainer and committee fees (in lieu of meeting fees), as directors are expected to contribute significant time to their responsibilities outside of meetings.

With the assistance of Mercer Human Resource Consulting (“Mercer” or the “Consultant”), the compensation consultant retained by the Compensation Committee, the Committee closely monitors trends in director compensation in the marketplace.

The compensation program for nonemployee directors for 2006 and 2007 is described in detail in the chart set forth below:

Compensation
Element	2006	2007

Annual Retainer	$85,000 (cash)	$85,000 (cash)

(Cash and Long-Term Incentive)	$115,000 — delivered in the form of 2,930 Time-Vested Restricted Stock Units	$115,000 — delivered in the form of 2,260 Time-Vested Restricted Stock Units
	(Granted February 1, 2006; provide for dividend equivalents; vest in three equal annual installments; payable in cash)	(Granted February 7, 2007; provide for dividend equivalents; vest in three equal annual installments; payable in cash)

Annual Committee Member Fee	Audit $15,000	Audit $15,000
	All Other Committees $9,000	All Other Committees $9,000

Annual Committee Chair Fee	Audit $25,000	Audit $25,000
	All Other Committees $18,000	All Other Committees $18,000

Stock Ownership Guidelines	2 × Total Annual Retainer = $400,000	2 × Total Annual Retainer = $400,000

The Company does not pay meeting fees, but it does pay for or reimburses directors for reasonable travel expenses related to attending Board, Committee, educational, and Company business meetings. Spouses are invited occasionally to accompany directors to Board-related events. In such situations, the Company pays or reimburses travel expenses for spouses. These travel expenses are imputed as income to the directors and are grossed up to cover taxes. In 2005, the Company held a Board of Directors meeting in Asia to which spouses of directors were invited. Amounts representing imputed income and associated tax gross-up amounts in connection with this trip were paid in 2006 and ranged from $0 to $27,585 per director. Details are reflected in the following Directors’ Compensation table:

2006 DIRECTORS’ COMPENSATION

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)*	Awards(3)*	Compensation	Earnings(4)	Compensation(5)	Total
A. J.P. Belda	$103,000	$169,158	$24,741	—	$—	$1,788	$298,687
R. H. Brown	121,000	169,158	24,741	—	976	8,427	324,302
C. J. Crawford	127,000	169,158	24,741	—	106,634	8,795	436,328
J. T. Dillon	124,000	169,158	24,041	—	—	1,829	319,028
E. I. du Pont	97,000	142,720	—	—	—	130,175	369,895
L. D. Juliber	130,667	169,158	24,741	—	90,653	9,143	424,362
M. Naitoh	103,000	169,158	24,741	—	1,212	2,147	300,258
S. O’Keefe	109,000	171,135	—	—	—	—	280,135
W. K. Reilly	121,000	169,158	24,741	—	104,591	9,672	429,162
C. M. Vest	111,333	169,158	24,741	—	131,780	9,814	446,826
Former Directors
L. C. Duemling	37,333	57,572	26,695	—	—	41,542	163,142
H. R. Sharp, III	39,333	57,572	26,695	—	—	12,237	135,837

(1)	The term of office for directors begins immediately following election at the Company’s Annual Meeting of Stockholders and ends upon the election of directors at the annual meeting held the following year. Cash retainers and Committee fees are paid monthly.

(2)	Stock awards are settled in cash. Awards that vested in 2006 are valued at the fair market value on the date of vesting. Awards that have not vested are valued at the fair market value as of December 31, 2006.

(3)	Represents Statement of Financial Accounting Standards (“SFAS”) No. 123(R) expense in 2006 for stock option awards granted in 2003 and 2004. Assumptions used in determining the SFAS No. 123(R) values can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in footnote 23 Compensation Plans — Stock Options.

*	Outstanding equity award data for individual directors is noted below:

	Outstanding Stock	Outstanding Option
	Awards at 12/31/06(a)	Awards at 12/31/06

A. J.P. Belda	4,294	20,000
R. H. Brown	4,294	20,000
C. J. Crawford	4,294	20,000
J. T. Dillon	4,294	8,700
E. I. du Pont	3,033	—
L. D. Juliber	4,294	20,000
M. Naitoh	4,294	20,000
S. O’Keefe	4,460	—
W. K. Reilly	4,294	20,000
C. M. Vest	4,294	20,000
L. C. Duemling(b)	1,260	20,000
H. R. Sharp, III(b)	1,261	20,000

(a)	Includes dividend equivalent units. Does not include deferred units.

(b)	5,860 stock awards were forfeited in 2006 upon termination of service.

(4)	The Stock Accumulation and Deferred Compensation Plan for Directors allows for deferrals of cash fees and restricted stock units to a date in the future or until retirement. Amounts that have been deferred as cash are credited quarterly with interest at the Prime Rate of Morgan Guaranty Trust Company of New York. During 2006, the Prime Rate was between 1.7% and 2.5% above the applicable Federal market rate. Above applicable Federal market rate interest rates have been credited to the following Directors: R. H. Brown: $976; C. J. Crawford: $14,147; L. D. Juliber: $1,819; M. Naitoh: $1,212.

Includes change in pension value under the Company’s discontinued retirement income plan for nonemployee directors for the following directors: C. J. Crawford: $92,487; L. D. Juliber: $88,834; W. K. Reilly: $104,591; C M. Vest: $131,780 resulting from increase in annual cash retainer from $50,000 to $85,000.

(5)	Includes accruals made in 2006 under the Directors’ Charitable Gift Plan. During first year of participation on the Board, reflects the full initial accrual required. Accordingly, reflects $130,175 for E. I. du Pont who joined the Board in 2006. For continuing directors, reflects the additional accrual required over the previous year’s accrual.

Also includes pension payments of $28,333 for L. C. Duemling.

Reflects tax gross-up payments made in 2006 for a Board of Directors meeting in Asia in 2005 as follows: A. J.P. Belda: $974; R. H. Brown: $8,427; C. J. Crawford: $8,795; L. D. Juliber: $9,143; W. K. Reilly: $8,137; C. M. Vest: $8,727; L C. Duemling: $11,754; H. R. Sharp, III: $9,519.

Stock Ownership Guidelines

Stock ownership guidelines require each nonemployee director to hold DuPont Common Stock equal to a multiple of two times the annual retainer. Directors have up to five years from date of election to achieve the required ownership. As of the end of 2006, seven of ten directors met or exceeded the ownership requirements. The three remaining directors have several more years to achieve the guideline level.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board and Committee fees in cash or stock units until a specified year, until retirement as a director, or until death. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.

Retirement Income Plan

The Company’s retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan’s elimination continue to be eligible to receive benefits under the plan. Annual benefits payable under the plan equal one-half of the annual Board retainer (exclusive of any Committee compensation and stock, restricted stock units or option grants) in effect at the director’s retirement. Benefits are payable for the lesser of life or ten years.

Directors’ Charitable Gift Plan

The Directors’ Charitable Gift Plan was established in 1993. After the death of a director, the Company will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by the Company.

A director is fully vested in the Plan after five years of service as a director or upon death or disability. The Plan is unfunded; the Company does not purchase insurance policies to satisfy its obligations under the Plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the Plan if they pay their allocable cost.

Accidental Death and Disability Insurance

The Company also maintains $300,000 accidental death and disability insurance on nonemployee directors.

1 — ELECTION OF DIRECTORS

The 11 nominees for election as directors are identified on pages 15 through 17. All nominees are now members of the Board of Directors with the exception of Robert A. Brown and Bertrand P. Collomb. Two current directors, Alain J.P. Belda and Charles M. Vest, are not standing for election.

The Board has determined that, except for C. O. Holliday, Jr., the Chairman and CEO, each of the nominees is independent within the independence requirements of the NYSE listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board’s Corporate Governance Guidelines. See pages 3-5.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate following recommendation by the Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, other directorships, and age as of the 2007 Annual Meeting.

RICHARD H. BROWN, 59                                                             Director since 2001

Former chairman and chief executive officer of Electronic Data Systems Corporation, a leading global services company. Mr. Brown is a director of Browz Group, LC. He also serves on the Advisory Board of Mitsui & Co. Venture Partners. He is a former member of The Business Council; The Business Roundtable; U.S.-Japan Business Council; the French-American Business Council; the President’s Advisory Committee on Trade and Policy Negotiations and the President’s National Security Telecommunications Advisory Committee.

ROBERT A. BROWN, 55

President of Boston University. He is a former provost and professor at the Massachusetts Institute of Technology. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and the President’s Council of Advisors on Science and Technology.

BERTRAND P. COLLOMB, 64

Chairman and former chief executive officer of Lafarge, a global manufacturer of building materials, headquartered in Paris, France. He is also a director of Total and ATCO Ltd. Mr. Collomb is chairman of Association Française des Entreprises Privées (AFEP) and the French Institute of International Relations (IFRI). He is vice chairman of the Global Business Coalition Against HIV/AIDS. Mr. Collomb is founder of the Center for Management Research at the Ecole Polytechnique, former chairman of the World Business Council for Sustainable Development and a member of the Institut de France.

CURTIS J. CRAWFORD, 59                                                        Director since 1998

President and Chief Executive Officer of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, and author of two books on these subjects. He formerly served as president and chief executive officer of Onix Microsystems, Inc. Dr. Crawford is a director of Agilysys, Inc., ITT Corporation and ON Semiconductor Corporation. He also serves as a trustee of DePaul University.

JOHN T. DILLON, 68                                                                  Director since 2004

Retired chairman and chief executive officer, president and chief operating officer and executive vice president — packaging of International Paper, a global paper and paper distribution, packaging and forest products company. He is vice chairman of Evercore Capital Partners, and a director of Caterpillar, Inc., Kellogg Company, and Vertis Inc.
A member of The Business Council, Mr. Dillon is a former chairman of The Business Roundtable, was a member of the President’s Advisory Council on Trade Policy and Negotiations and served as chairman of the National Council on Economic Education.

ELEUTHÈRE I. DU PONT, 40                                                      Director since 2006

Former president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region. Mr. du Pont serves as a trustee of the Children’s Hospital of Philadelphia and the Longwood Foundation.

CHARLES O. HOLLIDAY, JR., 59                                               Director since 1997

Chairman and Chief Executive Officer of DuPont. He is a former president, executive vice president, president and chairman — DuPont Asia Pacific and senior vice president. He is chairman of The Business Roundtable’s Task Force for Environment, Technology and Economy and the U.S. Council on Competitiveness. Mr. Holliday is a founding member of the International Business Council, and a member of the National Academy of Engineering. He also serves as Chairman of Catalyst.

LOIS D. JULIBER, 58                                                                  Director since 1995

Retired vice chairman of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. She formerly served as chief operating officer, executive vice president — Developed Markets, president, Colgate-Palmolive North America and chief technological officer of Colgate-Palmolive. Ms. Juliber is a director of Goldman Sachs, Chairman of the MasterCard Foundation and a member of the board of trustees of Wellesley College, Girls Inc. and Women’s World Banking.

MASAHISA NAITOH, 69                                                             Director since 2000

Chairman and Chief Executive Officer of the Institute of Energy Economics, Japan. He formerly served as Executive Vice Chairman of ITOCHU Corporation, an international trading company headquartered in Tokyo, Japan, and executive vice president, senior managing director and advisor of ITOCHU. Prior to joining ITOCHU, Mr. Naitoh served in a number of senior policy positions in the Japanese government’s Ministry of International Trade and Industry.

SEAN O’KEEFE, 51                                                                     Director since 2005

Chancellor of Louisiana State University and former administrator of the U.S. National Aeronautics and Space Administration (NASA). He was appointed secretary of the Navy, and served as the comptroller and chief financial officer of the Department of Defense during the presidency of George H.W. Bush. Mr. O’Keefe is a director of Battelle Memorial Institute and Sensis Corporation, and a fellow of the National Academy of Public Administration and the International Academy of Astronautics.

WILLIAM K. REILLY, 67                                                             Director since 1993

Founding Partner of Aqua International Partners, L.P., which finances water supply and renewable energy. He formerly served as administrator of the United States Environmental Protection Agency, president of the World Wildlife Fund and The Conservation Foundation. Mr. Reilly is a director of AgraQuest, ConocoPhillips, Enviance, Evergreen Holding Inc., Royal Caribbean International, National Geographic Society, the Packard Foundation and the American Academy in Rome. He also serves as chairman emeritus of the board of the World Wildlife Fund, chairman of the Advisory Board of the Nicholas Institute for Environmental Policy Solutions of Duke University, and co-chair of the National Commission on Energy Policy.

Ownership of Company Stock

Set forth below is certain information, as of December 31, 2006, concerning beneficial owners known to DuPont of more than five percent of DuPont’s outstanding Common Stock:

	Number of Shares		Percent of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Outstanding
Capital Research and Management Company and certain of its affiliates	54,343,000	(1)	5.9	%(1)
333 South Hope Street
Los Angeles, CA 90071

(1)  Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007 by Capital Research and Management Company and certain of its affiliates (“Capital Research”). Capital Research reported that it possessed sole voting power over 12,758,000 shares and sole dispositive power over 54,343,000 shares. Capital Research also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

The following table includes shares in DuPont beneficially owned by each director and nominee, by each executive officer named in the Summary Compensation Table on page 32 and by all directors and executive officers as a group as of December 31, 2006. Also included are shares of DuPont Common Stock granted in 2007 under the Variable Compensation Plan.

Under rules of the Securities and Exchange Commission, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
		Voting or
		Investment	Right to	Percent of
	Direct(1)	Power(2)	Acquire(3)	Class(4)
A. J.P. Belda	13,615	—	20,000	—
R. H. Brown	9,503	—	20,000	—
T. M. Connelly, Jr.	43,849	—	398,560	—
C. J. Crawford	5,410	—	20,000	—
J. T. Dillon	2,629	—	5,800	—
E. I. du Pont	501	3,132,262	—	—
R. R. Goodmanson	88,637	—	992,934	—
C. O. Holliday, Jr.	219,202	—	3,596,600	—
L. D. Juliber	18,577	600	20,000	—
J. L. Keefer	23,623	—	197,211	—
E. J. Kullman	43,860	4,759	427,387	—
M. Naitoh	14,012	—	20,000	—
S. O’Keefe	—	—	—	—
G. M. Pfeiffer	55,674	—	678,723	—
W. K. Reilly	25,422	—	20,000	—
C. M. Vest	21,785	—	20,000	—
Directors and Executive Officers as a Group	735,167	3,137,978	7,636,376	1.2%

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account. Also included are stock units credited under the Variable Compensation Plan, the Salary Deferral and Savings Restoration Plan and the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, vested restricted stock units and shares resulting from option exercises for which delivery is deferred.

(2)	This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power.

(3)	This column includes shares which directors and executive officers have a right to acquire through the exercise of stock options granted under DuPont’s stock option plans.

(4)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.5% of the outstanding shares of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. In 2006, one report for S. J. Mobley covering one transaction was filed late because of an administrative error.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2006 an officer or employee of DuPont or any of the Company’s subsidiaries nor was any such person a former officer of DuPont or any of the Company’s subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report:

COMPENSATION COMMITTEE

John T. Dillon, Chair
Alain J.P. Belda
Richard H. Brown
Curtis J. Crawford
Eleuthère I. du Pont

Compensation Discussion and Analysis (CD&A)

Executive Compensation Philosophy and Core Principles

The Company believes its ability to recruit, reward and retain senior executives is influenced by the quality of its compensation and benefit programs. The following principles guide the design and administration of DuPont’s compensation programs:

•	Programs should include a strong link between pay and performance, measured at all levels (corporate, business segment or functional level as well as individual level).

-	A significant portion of compensation should be “at risk” based on Company and individual performance. When performance is stronger than the market or comparison companies, total target compensation should be above market median and when performance is weaker than the market or comparison companies, total compensation should be below market median.

•	Programs should align executives with stockholders.

-	Incentives should facilitate stock ownership and include performance measures that drive long-term sustained stockholder value growth.

•	Programs should reinforce business strategy and reflect and reinforce the Company’s values.

-	Incentives should reward improved business growth and performance and reinforce desired competencies and behaviors. They should recognize contributions to business success that are consistent with core values.

•	Programs should assure access to needed talent and protect talent from recruitment by competitors.

-	To attract and retain senior executives, compensation opportunities should be market competitive. An executive’s compensation opportunity should be commensurate with the executive’s responsibilities, experience and demonstrated performance.

Determining Executive Compensation

An important aspect of the Compensation Committee’s (the “Committee”) annual work relates to the determination of compensation for Company executives, including the Chief Executive Officer (“CEO”). The Committee has retained Mercer Human Resource Consulting (“Mercer” or the “Consultant”) as a third party advisor to provide independent advice, research, and evaluation related to executive compensation. In this capacity, Mercer reports directly to the Committee and meets regularly with the Committee Chair and Committee without management present.

Competitive and Pay-for-Performance Analysis

To assure that executive compensation is market competitive, the Company benchmarks against a select group of peer companies (“Peer Group”) as well as against compensation survey information that represents industrial companies in the ten billion dollar and above revenue category (“Survey Information”).

The Peer Group includes the following companies: Alcoa, BASF, Dow Chemical, Eastman Kodak, Ford, General Electric, Hewlett-Packard, Minnesota Mining and Manufacturing, Monsanto, Motorola, PPG Industries, Rohm & Haas and United Technologies.

In 2005, the Committee retained Mercer to conduct a detailed analysis of all elements of executive compensation. Compensation data was collected for the Peer Group as well as from compensation surveys. The analysis in aggregate confirmed that the Company’s compensation practices support its compensation philosophy of enhancing stockholder value through programs that attract, motivate and retain key executives. Overall, executive target total cash compensation is comparable to the market median.

The analysis also included a pay-for-performance review comparing DuPont’s performance to the Peer Group, based on four financial metrics: revenue growth, earnings per share growth, return on invested capital, and total stockholder return. Based on these four measures, DuPont compensation for the officers included in the Summary Compensation Table on page 32 (the “Named Executive Officers”) is aligned with Company performance.

Total Compensation Review

In addition to reviewing external compensation practices and alignment of pay-for-performance, the Committee reviews all components (including perquisites) of the current and historic compensation of the CEO and other Named Executive Officers. The Committee uses tally sheets to analyze the current target opportunity and the consequences of decisions made by the Committee in the past. Future compensation actions are made within the context of this detailed analysis.

Pay Equity Multiple

During the Company’s 13-year practice of monitoring CEO target total cash compensation against the second level executive, CEO pay multiples have remained stable. As part of the Committee’s annual review of executive compensation programs and processes, the Committee reviewed the practice. The Committee assessed whether the existing program and multiples continue to be valid given the current challenges facing the Company and the current leadership team, as well as the organization structure and culture.

To create stronger program parameters, the Committee revised the practice to expand the comparison group from the second level executive to include all active Named Executive Officers, and to apply a pay equity multiple of two to three times total cash compensation, to reflect the broader target compensation levels of this expanded group.

In addition, given the significant role long-term incentives play in CEO pay, the Committee specifically monitors long-term incentives and has established a pay equity multiple of three to four times total direct compensation, which includes long-term equity awards. It is the Company’s intent to be generally competitive with market long-term incentive levels over time, as well as to preserve this internal relationship.

A historic review of the internal relationship between the CEO and the new, expanded comparison group of all active Named Executive Officers shows a year-over-year stable relationship between the CEO and the Named Executive Officers total cash compensation as well as total direct compensation.

The Company will strive for consistency of both multiples over the long term, with the understanding that the Committee may need latitude to address any potential concerns. This flexibility to respond to specific situations may have a short-term impact on the multiples.

Executive Compensation Overview

DuPont is focused on accomplishing its mission of sustainable growth, which the Company has defined as increasing stockholder and societal value while decreasing environmental footprint throughout the value chains in which the Company operates. DuPont strives to accomplish growth and innovation within its core values, which include: safety and health, environmental stewardship, highest ethical behavior, and respect for people. The Company’s executive compensation programs are designed to attract, motivate, reward and retain the high quality executives necessary for the leadership of the Company and accomplishment of its strategy.

DuPont’s executive compensation programs support the business strategy by providing incentives to executives to grow the business, increase earnings, improve return on investments, and grow stockholder value, all in a manner consistent with its values. In addition to aligning executives’ interests with those of the stockholders, DuPont recognizes the individual and team performance of each executive in meeting the business objectives of the Company.

The Committee is responsible for approving executive compensation policies and programs to support the Company’s corporate objectives and stockholder interests.

Components of the Executive Compensation Program

The executive compensation components are structured to support DuPont’s philosophy and core principles. The Company believes a performance-oriented program that maintains internal equity and cost effectiveness while providing competitive compensation allows the Company to attract and retain superior executive talent.

DuPont’s executive compensation program consists of the following components: base salary; annual variable compensation; long-term incentive awards consisting of stock options, performance-based and time-vested restricted stock units; benefits; and limited perquisites.

Base Salary

Base salaries serve as the foundation of the compensation program. The majority of other executive compensation elements, including annual incentives, long-term incentives, and retirement benefits are driven from base salary or the midpoint of the salary structure.

To determine base salary levels and salary increases, the Committee’s consultant collects competitive market data for the Peer Group and information presented in industry compensation surveys. Management reviews the market data and develops recommended salary increases based on individual responsibilities, experience and performance, as well as position relative to the competitive market and relative to internal peers. The Committee reviews management’s recommendations and approves any compensation change for each Named Executive Officer.

The Committee reviews the market data provided by Mercer and, in executive session without management present, develops a recommended salary increase for the CEO, based on performance, competitiveness and internal equity. Final compensation actions for the CEO are approved by the independent Board members.

Consistent with the Company’s policy for all employees, base salaries are compared to the median of the Peer Group and against the Survey Information.

Annual Variable Compensation

The Variable Compensation (“VC”) plan is designed to align participants with the annual objectives and goals of the Company and with the interests of the stockholders. The VC program provides approximately 6,400 DuPont employees, including executive officers, with total annual compensation that is closely linked to DuPont’s financial and operational performance for the year. Typically, 25% of variable compensation is paid in DuPont Common Stock, and senior executives have the choice of receiving up to 100% in stock. This provision increases executive stock ownership and further aligns executives with stockholder interests.

Management recommends variable compensation targets for each participating level of responsibility within the Company, based on Mercer’s evaluation of variable compensation levels at the median of the Peer Group as well as the Survey Information. The Committee reviews and approves incentive targets for all participants. In addition, at the beginning of each performance year, the incentive target for the CEO is reviewed by the Committee and approved by the independent Board members based on competitive market data and DuPont’s philosophy to set targets comparable to the market median. At the conclusion of each performance period, the CEO’s incentive award is reviewed by the Compensation Committee and approved by the independent Board members.

Over the past several years the formula to calculate variable compensation awards has been:

[(Corporate Performance x 50%) + (Business Unit Performance x 50%)] x Individual Performance x VC Target

In developing the performance measures and weightings, the Committee has determined that internal measurements of performance which are not calculated in accordance with Generally Accepted Accounting Principles in the United States (“Non-GAAP measures”) are valuable in determining performance of individual businesses. Accordingly, the measures of earnings per share, return on invested capital and business unit after-tax income that are used for calculation of variable compensation exclude significant items as defined by the Company for internal reporting. The Company believes that these measures are appropriate for the variable compensation calculation as they provide a more realistic view of operating performance of the individual business units of the Company.

At the beginning of each fiscal year the Committee approves the performance measures and weightings assigned to each measure:

•	Corporate performance

■	25% earnings per share (EPS) excluding significant items compared to prior year’s performance

■	25% return on invested capital (ROIC) compared to average of the Peer Group

•	Business unit performance

■	CEO and other corporate positions:

-	50% weighted average performance for the various business units (see below)

■	Business unit positions:

-	17% business unit after-tax operating income (excluding significant items) versus financial commitments for the year
-	16.5% business unit free cash flow versus financial commitments for the year
-	16.5% business unit revenue versus financial commitments for the year

•	Individual performance

■	0% to 200% based on performance versus objectives

In addition to the employee’s contribution to the Company results, a factor in determining individual performance is a qualitative assessment of performance on the Company’s core values: safety and health; environmental stewardship; highest ethical behavior; and respect for people.

These performance measures were selected to drive sustainable, profitable growth and return on investment in the business markets in which the Company competes.

DuPont’s values are a critical part of the Company’s history and future. DuPont expects executives to meet business objectives in a manner that is consistent with the Company’s values.

For Named Executive Officers, the final performance determination for 2006 was as follows:

	2005 EPS	2006 EPS	Payout Factor
Earnings Per Share (EPS) — year over year (excl. significant items)	$2.34	$2.88	123%
	2006 DuPont ROIC	2006 Peer Group Average	Payout Factor
ROIC — versus Peer Group	15.7%	14.60%	108%
Corporate Factor(1)			115%
Weighted Average Business Unit Factor			98%
Overall Payout Factor(2)			107%

(1)	Average of EPS and ROIC Factor.

(2)	Average of Corporate and Weighted Average Business Unit Factor.

Under the plan previously approved by stockholders, total annual corporate VC is limited to 20% of consolidated net income before significant items after deducting six percent of net capital employed. Each year the Committee reviews operating results, excluding all significant items, in determining the overall limit on variable compensation. This ensures that the amount available for variable compensation fluctuates in relation to the Company’s operating results. Over the past ten years, the Committee has approved payments on average of 47% of the maximum available. The final 2006 VC payout pool of $153 million was 33% of this maximum available amount.

Long-Term Incentives

Objectives

The Company also provides long-term and “at risk” incentive compensation under the Stock Performance Plan to accomplish the following objectives:

•	Provide more significant incentive for individuals who are responsible for the long-term growth and success of the Company

•	Link pay and performance — accelerate growth and balance this growth with productivity, profitability, and capital management

•	Align the interests of executives with stockholders
Increase stockholder value
Incorporate key metrics that drive stockholder value

•	Attract, retain and motivate executive talent
Competitive market practice
Motivate higher levels of performance

•	Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations

•	Ensure rewards pay out over multiple years to keep executives focused on longer-term results

Methodology

To ensure consistency and increased understanding of the long-term incentive grant process, the Company developed a framework/methodology, which guides long-term incentive award determination. The guidelines were developed in 2005 for the 2006 grant cycle and are intended to be in place for 2007 and 2008. Target levels are established as a number of shares by salary level. The stock price used to develop the number of shares is based on a long-term average, with the price rounded to the nearest whole dollar.

Equity Grant Practices

All grants must be approved by the full Board or the appropriate Board Committee. Individual awards to executive officers are recommended by the CEO and approved by the Compensation Committee. Awards to the CEO are recommended by the Compensation Committee and approved by the independent Board members. Since 1998, annual grants to all employees including executives have been made at a pre-established Compensation Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. The Company does not time its equity grants in coordination with the release of material nonpublic information. The grant price historically has been the average of the high and low prices on the date of grant. In 2007, the Board of Directors amended the Stock Performance Plan to change the exercise price for stock options to the closing price on the date of grant.

Any occasional special grants to employees who are not executive officers are approved by the Special Stock Performance Committee (consisting of the Chairman of the Board and the Chair of the Compensation Committee), to which the Board of Directors has delegated the authority to approve special equity awards. Grants are effective on the date of Special Stock Performance Committee approval.

Equity Vehicle Mix

Different long-term incentive vehicles satisfy different objectives, and in combination, the Committee believes, create an equally balanced portfolio of long-term incentives, consisting of one-third each of stock options, performance-based restricted stock units (“PSUs”) and time-vested restricted stock units (“RSUs”).

The Company has a long history of stock option grants (since 1957) and continues to appreciate the leveraged incentive of stock options to drive share value and provide direct alignment with stockholders. With the increased accounting cost under SFAS No. 123(R), a program that consists entirely of stock options may not balance the expense of options with the perceived and incentive value to employees. Additionally, stock options alone do not address all of the long-term incentive objectives outlined above.

In 2004 (with further revisions in 2006), the Company redesigned the long-term incentive plan and began augmenting long-term incentive opportunity with other vehicles to create a more balanced program that reinforces specific business objectives, addresses business circumstances, talent needs and philosophical considerations, and supports DuPont’s culture. The following table summarizes the performance drivers, mix and objectives for the Company’s long-term incentive components:

Long-Term Incentive Mix

		Performance-Based	Time-Vested Restricted
	Stock Options	Restricted Stock Units	Stock Units
CEO and Other Named Executive Officers	1/3	1/3	1/3
Performance Drivers	• Stock price appreciation (longer-term)	• ROIC • Revenue growth (intermediate-term)	• Stock price appreciation (intermediate-term)
Objectives	• Stockholder alignment and alignment with long-term business objectives • Stock ownership • Lead/support business strategy as it changes	• Drive operating and financial performance • Stock ownership	• Capital accumulation • Retention incentive • Stock ownership

Participation

About 2,200 employees, including executive officers, key global leaders, and middle management, received long-term incentive awards in 2006.

Target Levels

The Committee establishes long-term incentive (“LTI”) targets for each participating level within the Company, based on an evaluation of long-term incentive levels for the Peer Group and overall Survey Information practices. Long-term incentive awards for DuPont are targeted to be near the median long-term incentive opportunity granted by the group of companies surveyed.

An analysis of LTI target levels conducted with the assistance of Mercer in 2006 confirmed overall DuPont’s LTI levels are within the competitive market range.

Given the potential volatility of long-term incentive compensation levels externally, the Company closely monitors the competitive market for target LTI levels and also for eligibility and participation levels. Recommended changes to the Company’s target levels are deliberate and thoughtful. The intent is to be generally competitive with market levels over time, but not to attempt to match the market every year.

Consistent with an overall compensation philosophy to attract, motivate, reward and retain high quality executives, special awards of stock options, time-vested restricted stock units and/or performance-based restricted stock units may be made to key senior management employees from time to time. For executive officers, these awards are approved by the Compensation Committee, or, in the case of the CEO, by the independent members of the Board of Directors.

Stock Options

Stock options are typically granted annually and individual grants can range from 0% to 200% of the target for each level of responsibility. This range reflects employees’ future potential to create value for the Company and individual performance, including achievement of critical operating tasks in such areas as organizational capacity and strategic positioning. Annual nonqualified stock option grants are made at market price on the date of grant, vest in one-third increments over three years, and carry a term of six years, which the Company believes creates a strong performance and retention incentive.

Beginning with grants made in 2003, the Company has expensed stock options. The Company has never repriced stock options and has no intent to reprice options in the future.

A reload feature is available for options granted from 1997 through 2003 to facilitate stock ownership by management. Effective with options granted in 2004, option grants do not include a reload feature and the Company does not intend to add this feature in the future.

Performance-Based Restricted Stock Units (“PSUs”)

The PSU program ensures both stockholder alignment and focus on business priorities, by clearly communicating what is most important in driving business performance and ultimately creating stockholder value. The Company believes a PSU program focusing on revenue growth and ROIC creates specific alignment with objectives for balanced growth, profitability and capital management. Given the longer-term nature of DuPont’s goals and the limitations inherent in setting targets into the future, the Company measures results against the Peer Group (as defined on page 20).

Annual PSU awards are limited to DuPont corporate officers, including the Named Executive Officers, who drive the development and execution of business strategy. One-third of the overall LTI award is delivered in PSUs.

A target number of units is awarded at the beginning of a three-year performance cycle. All executives at a particular level will receive the target amount. The Company does not differentiate the target award based on individual performance.

At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on pre-established, performance-based corporate objectives in both revenue growth and ROIC versus the Peer Group over the three-year performance period. Potential payout scenarios are presented in the table below.

		DuPont Annualized Revenue Growth vs. Peers
			25th to	40th to	60th to
		<25th	40th	60th	75th	>75th
		Percentile	Percentile	Percentile	Percentile	Percentile
DuPont	>75th Percentile	50%	90%	135%	165%	200%
ROIC	60th to 75th Percentile	0%	65%	110%	135%	165%
vs.	40th to 60th Percentile	0%	40%	90%	110%	135%
Peers	25th to 40th Percentile	0%	25%	40%	65%	90%
	<25th Percentile	0%	0%	0%	0%	0%

In the fourth quarter of 2006, the Company adopted SFAS No. 158 — Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of Financial Accounting Standards Board (“FASB”) Statements No. 87, 88, 106, and 132(R), which affected the Company’s ability to measure ROIC (as defined by the Company) on a relative basis as compared to the Peer Group.

In addressing the impact of these accounting changes, the Company’s primary objective was to stay true to the original goals of the PSU program yet eliminate the impact of an accounting change that has no relation to pay and performance. For the outstanding PSU programs, the Committee approved a change to an absolute ROIC target starting with the performance year 2007, rather than the ROIC target relative to the Peer Group. No changes have been made to the way the Company measures revenue growth.

2004 PSU Program

The 2004 — 2006 performance cycle ended with year-end 2006. DuPont’s performance against the Peer Group was at the 46th percentile for Revenue Growth and at the 46th percentile for ROIC. The combination of the Company’s performance relative to the Peer Group performance resulted in a payout factor of 90% of target, which is applied equally to all PSU holders.

2005 and 2006 PSU Programs

Pursuant to the program design, the 2005 and 2006 PSU programs are based on revenue growth and ROIC relative to the Peer Group. The 2005 and 2006 performance cycles will end on December 31, 2007 and 2008, respectively. See discussions above regarding changes in accounting related to the metrics and ROIC performance goals.

2007 PSU Program

Awards made under the 2007 PSU program will be measured against revenue growth relative to the Peer Group as well as an absolute ROIC target for each year in the performance period.

Time-Vested Restricted Stock Units (“RSUs”)

Time-vested restricted stock units (“RSUs”) offer a retentive feature to the Company’s LTI program that satisfies an important program objective by providing continuity through business cycles as well as smoothing payout volatility. RSUs also provide further alignment with stockholders through increased ownership levels.

RSUs typically are granted annually. Individual grants generally range from 0% to 200% of the target for each level of responsibility to reflect employees’ future potential and individual performance, including achievement of critical operating tasks in such areas as organizational capacity and strategic positioning. RSUs generally vest over a three-year period.

Benefits

The Company’s global benefit philosophy for employees, including the Named Executive Officers and other executive officers, is to provide a package of benefits consistent with local practices and competitive within individual markets.

The Company’s executive officers participate in the same health and welfare programs on the same terms and conditions as other employees. In the U.S., this offering consists of the standard range of medical, dental and vacation benefits, as well as life insurance and disability coverage.

Executive officers also participate in Company retirement programs on the same terms and conditions as other employees. Executive officers in the U.S. participate in the DuPont Pension and Retirement Plan (“DPRP”) and the Savings and Investment Plan (“SIP”). The DPRP is a tax-qualified defined benefit plan under which benefits are based primarily on an employee’s years of service and final average pay. The SIP is a tax-qualified defined contribution plan that includes a 401(k) feature.

In addition to the DPRP, the Company offers a Pension Restoration Plan. The Pension Restoration Plan is a nonqualified pension plan that restores those benefits that cannot be paid by the DPRP as a result of Internal Revenue Code (“IRC”) limits applicable to tax-qualified pension plans. The program applies to all employees who exceed the IRC limits. Pension benefits in excess of these limits are paid from the Company’s operating cash flows.

In addition to the SIP, the Company offers a nonqualified Salary Deferral and Savings Restoration Plan. The purpose of the plan is to provide eligible employees the opportunity to defer salary and receive a Company match on compensation that is ineligible to be considered in calculating benefits under the SIP due to IRC limits on compensation. All employees who are impacted by the IRC limits are eligible. A Company match is credited in an equivalent amount to what would have been provided under the tax-qualified savings plan absent IRC limits.

In August 2006, the Company announced major changes to the U.S. retirement programs. Effective January 1, 2008, eligible employees (including executives) as of December 31, 2006, will participate in an enhanced savings plan and will continue to accrue benefits in the pension plans, at one-third of the current rate and without continued growth of the Company-paid post-retirement survivor benefit.

Perquisites and Personal Benefits

As a matter of business philosophy, DuPont provides very limited perquisites or personal benefits to senior executive officers (including the CEO). All employees in the Stock Performance Plan (approximately 2,200 employees) are provided financial education services such as seminars which are focused on assisting employees to achieve the highest value from Company compensation and benefits programs. In addition, personal financial counseling (excluding tax counseling) is provided to senior leaders.

Company Aircraft

The Company aircraft are dedicated primarily to senior management support and are intended for business travel only. An exception is provided to the Chairman and CEO, who is required, under the Company’s personal security policy, to use Company aircraft for all air travel needs, including non-business air travel. Costs associated with non-business travel are treated as personal benefits for Mr. Holliday and are disclosed as such in the “All Other Compensation” column in the Summary Compensation Table on page 32.

The Company’s policy with regard to corporate aircraft usage is reviewed regularly to assure that it continues to be appropriate.

Employment/Severance Arrangements

DuPont generally does not enter into employment agreements (including severance agreements) with executives. The Company’s Career Transition Financial Assistance Plan currently provides termination benefits equal to one month’s pay for each two years of service, with a maximum of 12 months’ pay. For purposes of the Plan, pay equals base salary plus last actual variable compensation. The program applies to substantially all U.S. parent company employees terminated for lack of work, including executives. On occasion, the Company may negotiate individual arrangements for senior executives and has entered into agreements with R. R. Goodmanson and G. M. Pfeiffer. For details of those agreements, see Employment Agreements on page 47.

Change in Control Arrangements

DuPont does not currently have Change in Control Arrangements in place. As part of the overall review of compensation policies and programs, this subject is periodically reviewed against market place practices and business strategy.

Section 162(m) of the Internal Revenue Code of 1986

The federal tax laws impose requirements in order for compensation payable to the CEO and certain executive officers to be fully deductible. The Company believes it has taken appropriate actions to maximize its income tax deduction.

Section 162(m) of the IRC (the “Code”) generally precludes a public corporation from taking a deduction for compensation in excess of $1 million for its CEO or any of its four other highest-paid executive officers, unless certain specific and detailed criteria are satisfied.

Annually, the Company reviews all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, the Company reviews the impact of its programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation may not be deductible under Section 162(m) of the Code.

The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of DuPont and its stockholders.

In order to allow annual and long-term incentive payments to be fully deductible under Section 162(m) of the Code, DuPont is seeking stockholder approval of the Equity and Incentive Plan at the 2007 Annual Meeting of Stockholders. See the discussion beginning on page 49 of this Proxy Statement for information on this plan.

Stock Ownership Guidelines

The Company believes senior leadership should have a significant equity position in the Company. Stock ownership guidelines are in place to align executive officers and other senior leaders with the interests of stockholders and to encourage a longer-term focus in managing the Company. The guidelines specify a number of shares (as a multiple of base pay) executive officers must accumulate and hold within three years of the date of achieving the various executive levels. Specific requirements are set forth below:

Chief Executive Officer	5x
Executive Vice President	4x
Senior Vice President / Group Vice President	3x
Vice President	1.5x

An annual review is conducted to assess compliance with the guidelines. The CEO and other Named Executive Officers exceed the ownership guidelines.

DuPont stock may be held in various forms to achieve the applicable ownership guidelines. These forms include: shares owned outright, shares held in the Savings and Investments Plan, shares held in the Salary Deferral and Savings Restoration Plan, deferred variable compensation shares, restricted stock units, and deferred restricted stock units. Unexercised stock options, including vested options, as well as unvested performance-based restricted stock units are not included in determining whether an executive has achieved the ownership levels set forth above.

Compensation Recovery Policy (Clawbacks)

All options and restricted stock units are granted under the Company’s Stock Performance Plan, previously approved by stockholders. The Plan provides that a grantee forfeits rights under stock options, stock appreciation rights or restricted stock grants if the Compensation Committee determines, after a hearing, that the grantee willfully has engaged in any activity harmful to the interest of the Company.

At the 2007 Annual Meeting of Stockholders, the Company will seek approval of a new Equity and Incentive Plan (“EIP”) described in detail beginning on page 49 of this Proxy Statement. The EIP contains a “clawback” provision under which (1) a grantee forfeits the right to receive future awards under the EIP, and (2) the Company may demand repayment of awards if the grantee engages in misconduct.

Compensation of the Chief Executive Officer (“CEO”)

The evaluation of the CEO is one of the fundamental duties of the Board of Directors. At DuPont, the evaluation process is led by the Compensation Committee. Following a self-assessment by Mr. Holliday against his pre-established criteria for the year, as well as on multi-year objectives, the independent Board members review the CEO’s performance in executive sessions.

Preliminary discussions are held in October and December, with final discussions in January and February, resulting in compensation decisions recommended by the Compensation Committee and approved by the independent Board members.

In addition to assessing performance, the Committee considers the competitive compensation of CEOs of the Peer Group and pay equity multiples when determining CEO pay recommendations.

In reaching its recommendation on Mr. Holliday’s 2007 base pay, 2006 variable compensation and 2007 long-term incentive grants, the Committee evaluated Mr. Holliday based on the Company’s overall financial and operational performance for 2006, progress on long-term strategic objectives, and against the Company’s core values. Specifically, the Committee considered the following factors:

•	Financial Performance

EPS, before significant items, grew 23%, over two times the long-term goal of 10%.

ROIC, before significant items, increased three percentage points, or three times the Company goal of one percentage point per year until reaching the “high teens.”

Revenue grew 3% or half the Company’s long-term goal of 6%.

•	Safety, Environment, and Compliance

Established high standards of performance, including a 24% reduction in total recordable injuries.

•	Strategic Direction Performance

Significant advancement of new products with 34% of the Company’s revenue from products less than five years old.

13% revenue growth in developing countries.

Highly effective cost management. Fixed cost as a percentage of sales improved two percentage points to 42%.

•	Competitive Market

In addition to reviewing specific performance criteria, the Committee assessed Mr. Holliday’s compensation against the competitive market.

Mr. Holliday’s compensation falls near the median of the Peer Group.

•	Pay Equity Multiple

Lastly, the Committee reviewed Mr. Holliday’s 2006 actual as well as 2007 targeted pay levels against the compensation levels of Named Executive Officers, to assure that compensation decisions are consistent with the Company’s pay equity philosophy.

Based on this careful evaluation and in recognition of Mr. Holliday’s strong leadership in strategically positioning the Company for future growth and success, the independent members of the Board of Directors approved the following compensation actions:

1.  Base Pay

For 2006, the Board approved a 3% increase in salary to $1,293,000. This increase was consistent with the salary adjustments for the Company and placed Mr. Holliday’s base pay at about the expected 2005 median pay for the Peer Group chief executive officers.

For 2007, the Board approved a 2% increase in salary to $1,320,000. This increase places CEO base salary near the median of the Peer Group.

2.  Variable Compensation

Mr. Holliday’s variable compensation grant for 2006 was $2,103,000. The computation of Mr. Holliday’s variable compensation grant was consistent with the formula for other corporate employees, reflecting the 107% final performance factor based on corporate and business unit financial results. In addition, the Committee recommended an Individual Performance Factor (“IPF”) of 110% to reflect Mr. Holliday’s contribution to strong Company performance.

3.  Long-term Incentives

In 2006, Mr. Holliday received 300,000 stock options, 58,000 time-vested restricted stock units and 58,000 performance-based restricted stock units.

After careful review of the market data, the Committee approved a 2007 long-term incentive award, delivered in an equal mix in value of 228,000 stock options, 42,500 time-vested restricted stock units and 42,500 performance-based restricted stock units.

This action places CEO total direct compensation near the median of the Peer Group.

Overall, the CEO compensation actions result in a 2007 compensation package that is targeted to be competitive with the median of the Peer Group and also within the established Pay Equity Multiple ranges.

In addition, the program creates appropriate focus on stockholder value creation and on operational and Company performance.

Compensation of Executive Officers

2006 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ending December 31, 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount of change in pension value and nonqualified deferred earnings). In addition, one officer (G. M. Pfeiffer), who retired from the Company in 2006, is included because he served as Chief Financial Officer through June 16, 2006.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Compensation(5)	Earnings(6)	Compensation(7)	Total
C. O. Holliday, Jr.	2006	$1,293,000	$—	$2,494,199	$3,839,433	$2,103,000	$896,900	$65,326	$10,691,858
Chairman & Chief Executive Officer

J. L. Keefer	2006	451,014	—	1,183,622	526,922	459,000	994,543	22,242	3,637,343
Executive Vice President & Chief Financial Officer (Effective June 16, 2006)

G. M. Pfeiffer	2006	606,892	2,000,000	1,019,635	1,117,202	506,000	638,630	27,156	5,915,515
Retired Senior Vice President & Chief Financial Officer

E. J. Kullman	2006	537,640	—	1,944,478	843,871	596,000	416,344	26,486	4,364,819
Executive Vice President

R. R. Goodmanson	2006	811,000	—	766,992	835,015	850,000	316,234	33,228	3,612,469
Executive Vice President & Chief Operating Officer

T. M. Connelly, Jr.	2006	566,640	—	869,059	864,739	596,000	725,555	23,664	3,645,657
Executive Vice President & Chief Innovation Officer

(1)	Includes compensation which may have been deferred at the executive’s election. Such amounts are also included in the Nonqualified Deferred Compensation Table — “Executive Contributions in 2006” column on page 42.

(2)	Special retention bonus payable to Mr. Pfeiffer in accordance with his retirement agreement dated June 16, 2006. See further discussion in Employment Agreements on page 47.

(3)	Represents the compensation costs of restricted share units and performance share units under SFAS No. 123(R) reflected in the Company’s financial statements. Compensation cost for the regular restricted stock unit awards granted on February 1, 2006 were fully recognized in 2006 for those executives who are retirement eligible (C. O. Holliday, J. L. Keefer, G. M. Pfeiffer, E. J. Kullman, and T. M. Connelly). Special restricted stock unit awards are expensed ratably over the vesting period. Compensation cost for performance share units are reflected ratably over the 36-month performance period.

(4)	Represents the compensation costs of stock options under SFAS No. 123(R) reflected in the Company’s financial statements. Assumptions used in determining the SFAS No. 123(R) values can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, under footnote 23 Compensation Plans — Stock Options. Compensation cost for awards granted in 2006 were fully recognized in 2006 for those executives who are retirement eligible (C. O. Holliday, J. L. Keefer, G. M. Pfeiffer, E. J. Kullman, and T. M. Connelly).

(5)	Represents payouts under the Company’s variable compensation program for services performed during 2006. Includes compensation which may have been deferred at the executive’s election.

(6)	Amounts reflect the estimated increase in the actuarial present value of accumulated benefits for each of the Named Executive Officers at age 65. Assumptions are further described under Retirement Plan Benefits and in the Pension Benefits Table on page 40.

This column is also intended to report above market earnings on nonqualified deferred compensation balances. Because the Company does not credit participants in the nonqualified plans with above market earnings, no such amounts are reported here.

(7)	All Other Compensation amounts as follows:

				Registrant	Registrant
				Contributions to	Contributions to
		Personal	Company	Defined	Nonqualified
	Financial	Use of	Car /	Contribution	Contribution
Name	Counseling	Aircraft(a)	Parking	Plans(b)	Plans(c)	TOTAL

C. O. Holliday, Jr.	$5,000	$21,546	$85	$6,600	$32,095	$65,326
J. L. Keefer	8,712			6,600	6,930	22,242
G. M. Pfeiffer	8,949			6,600	11,607	27,156
E. J. Kullman	9,119	1,238		6,600	9,529	26,486
R. R. Goodmanson	8,898			6,600	17,730	33,228
T. M. Connelly, Jr.	8,698			4,567	10,399	23,664

(a)	DuPont policy requires the CEO to use Company aircraft for security reasons whenever practicable. The amount reflected in this column represents the aggregate incremental cost to the Company of all personal travel by Mr. Holliday and his guests on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees and other variable costs. Fixed costs which do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. The benefit associated with personal use of Company aircraft is inputed as income to Mr. Holliday at SIFL (“Standard Industry Fare Level”) rates. Mr. Holliday does not receive any gross-up for payment of taxes associated with the described benefit.

The CEO may upon occasion approve personal use of the Company aircraft by other employees. In 2006, Ms. Kullman was accompanied by her spouse on a business trip. The associated benefit was treated as imputed income to Ms. Kullman at SIFL rates. Ms. Kullman did not receive any tax gross-up for payment of taxes in connection with this benefit.

(b)	Amounts represent the Company’s match to the Savings and Investment Plan on the same basis as provided to all employees.

(c)	Amounts represent the Company’s match to the Salary Deferral and Savings Restoration Plan on the same basis as provided to all employees who fall above the applicable IRC limits.

2006 GRANTS OF PLAN-BASED AWARDS

The following table provides information on variable compensation, stock options, time-vested restricted stock units and performance-based restricted stock units granted in 2006 to each of the Company’s Named Executive Officers. The accounting expense taken on these awards is reflected in the Summary Compensation Table on page 32.

									All Other
								All Other	Option
		Estimated Possible Payouts			Estimated Future Payouts			Stock	Awards:
		Under Non-Equity			Under Equity Incentive Plan			Awards:	Number of	Exercise		Grant Date
		Incentive Plan Awards(1)			Awards(2)			Number	Securities	or Base	Closing	Fair Value
								of Shares	Under-	Price of	Price on	of Stock
	Grant	Thres-			Thres-	Target	Maximum	of Stock	lying	Option	Date of	and Option
Name	Date	hold	Target	Maximum	hold (#)	(#)	(#)	or Units(3)	Options(4)	Awards	Grant	Awards(5)
C. O. Holliday, Jr.	2/1/06	$ —	$1,786,200	$3,572,400	—	58,000	116,000					$2,279,980
	2/1/06							58,000				2,279,980
	2/1/06								300,000	$39.31	$39.49	2,184,000
J. L. Keefer	2/1/06	—	428,910	857,820	—	7,900	15,800					310,549
	2/1/06							8,700				341,997
	1/23/06							50,000				1,977,500
	2/1/06								45,400	39.31	39.49	330,512
G. M. Pfeiffer	2/1/06	—	505,980	1,011,960	—	12,900	25,800					507,099
	2/1/06							12,900				507,099
	2/1/06								67,000	39.31	39.49	487,760
E. J. Kullman	2/1/06	—	505,980	1,011,960	—	10,000	20,000					393,100
	2/1/06							12,500				491,375
	1/23/06							75,000				2,966,250
	2/1/06								65,300	39.31	39.49	475,384
R. R. Goodmanson	2/1/06	—	793,800	1,587,600	—	19,000	38,000					746,890
	2/1/06							18,100				711,511
	2/1/06								94,300	39.31	39.49	686,504
	12/20/06							20,000				989,400
T. M. Connelly, Jr.	2/1/06	—	505,980	1,011,960	—	12,900	25,800					507,099
	2/1/06							12,900				507,099
	2/1/06								67,000	39.31	39.49	487,760
	12/20/06							20,000				989,400

(1)	Represents the potential payout range under the 2006 variable compensation (“VC”) program. Further discussion on the variable compensation program can be found in the CD&A under Annual Variable Compensation on page 22. The VC payout range is from 0% to 200%. The final 2006 payout can be found in the Summary Compensation Table on page 32 in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Represents the potential payout range of performance-based restricted stock units granted in 2006. At the conclusion of the three-year performance period, payouts can range from 0% to 200% of the target based on pre-established, performance-based corporate objectives in both revenue growth vs. the Peer Group and ROIC. See further discussion in the CD&A in the section entitled Performance-Based Restricted Stock Units (“PSUs”) on page 26. The SFAS No. 123(R) grant date target value is reflected in the last column of the table based on a grant price of $39.31.

Any termination, including retirement, within six months of grant results in a forfeiture of the award. Subsequent to the six-month period, PSUs are prorated upon retirement for the actual number of months service was provided within the performance period. Final awards are determined and paid out for all participants, including those who receive a prorated award, after the end of the performance period and subsequent to the final performance determination and approval by the Compensation Committee. Dividend equivalents are applied after the final performance determination.

(3)	Reflects RSUs that are paid out in shares of DuPont Common Stock upon vesting. Dividend equivalents are applied and are subject to the same restrictions as the restricted stock units. Regular annual RSU awards vest ratably over a three-year period, one-third on each anniversary date. Awards made on January 23, 2006 vest 100% on January 23, 2009. Awards made on December 20, 2006 vest on May 1, 2009 and on December 20, 2009. The grant date SFAS No. 123(R) value is reflected in the last column of the table based on grant prices of $39.31, $39.55 and $49.47 for the February 1, 2006, January 23, 2006 and December 20, 2006 grants, respectively.

Any termination, including retirement, within six months of grant results in a forfeiture of the award. Subsequent to the six-month period, upon retirement, RSUs continue vesting as if employment had continued.

For awards granted on January 23, 2006, and December 20, 2006, any termination, including retirement prior to vesting, results in a forfeiture of the award.

(4)	Nonqualified stock options are granted with a six-year term, and vest ratably over a three-year period, one-third on each anniversary date. The exercise price of options granted is based on the average of the high and the low of DuPont Common Stock on the date of grant. In 2007, the Board of Directors amended the Stock Performance Plan to change the exercise price for stock options to the closing price on the date of grant.

Any termination, including retirement, within six months of grant results in a forfeiture of the award. Subsequent to the six-month period, upon retirement stock options continue vesting as if employment had continued.

(5)	Reflects the aggregate grant date SFAS No. 123(R) value of the equity awards. PSUs and RSUs are valued based on the fair market value on the date of grant.

For purposes of determining the fair value of stock option awards, the Company uses the Black-Scholes option pricing model and the assumptions set forth in the table below. The weighted-average grant-date fair value of options granted in 2006 was $7.28. The Company determines the dividend yield by dividing the current annual dividend on the Company’s Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company’s historical experience.

2006
Dividend yield	3.8%
Volatility	25.04%
Risk-free interest rate	4.4%
Expected life (years)	4.5

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares covered by exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs held by the Company’s Named Executive Officers at December 31, 2006.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have
Name	Exercisable	Unexercisable(1)	Options	Price	Date	Vested(2)	Vested	Vested(3)	Not Vested
C. O. Holliday, Jr.	91,600			$52.50	01/28/2007
	200,000			56.25	10/31/2007
	230,000			59.50	02/03/2008
	300,000			52.50	02/02/2009
	700,000			75.00	02/02/2009
	—	300,000		61.00	02/01/2010
	525,000			43.25	02/06/2011
	540,000			42.50	02/05/2012
	464,200			37.75	02/04/2013
	163,866	81,934		43.62	02/03/2010
	100,000	200,000		48.05	02/01/2011
		300,000		39.31	01/31/2012	60,048	$2,924,934	192,000	$9,352,320

J. L. Keefer	6,728			52.50	01/28/2007
	5,082			59.50	02/03/2008
	6,000			52.50	02/02/2009
		12,900		61.00	02/01/2010
	47,300			43.25	02/06/2011
	200			44.50	01/07/2012
	32,800			42.50	02/05/2012
	31,400			37.75	02/04/2013
	16,733	8,367		43.62	02/03/2010
	13,734	27,466		48.05	02/01/2011
		45,400		39.31	01/31/2012	65,907	3,210,317	15,400	750,134

G. M. Pfeiffer	20,248			52.50	01/28/2007
	13,000			58.25	11/16/2007
	30,300			59.50	02/03/2008
	608			82.09	01/28/2007
	34,800			52.50	02/02/2009
		56,000		61.00	02/01/2010
	150,000			43.25	02/06/2011
	75,000			37.75	10/01/2011
	140,000			42.50	02/05/2012
	85,000			37.75	02/04/2013
	40,200	20,100		43.62	02/03/2010
	23,567	47,133		48.05	02/01/2011
		67,000		39.31	01/31/2012	22,819	1,111,525	17,933	873,533

E. J. Kullman	21,200			52.50	01/28/2007
	16,500			59.50	02/03/2008
	17,700			52.50	02/02/2009
		26,100		61.00	02/01/2010
	66,500			43.25	02/06/2011
	200			44.50	01/07/2012
	60,000			42.50	02/05/2012
	80,000			37.75	02/04/2013
	41,266	20,634		43.62	02/03/2010
	20,634	41,266		48.05	02/01/2011
		65,300		39.31	01/31/2012	113,464	5,526,841	22,000	1,071,620

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have
Name	Exercisable	Unexercisable(1)	Options	Price	Date	Vested(2)	Vested	Vested(3)	Not Vested
R. R. Goodmanson		150,000		71.75	04/30/2009
		97,000		61.00	02/01/2010
		50,000		53.00	03/15/2010
	315,000			43.25	02/06/2011
	300,000			42.50	02/05/2012
	174,000			37.75	02/04/2013
	69,000	34,500		43.62	02/03/2010
	34,500	69,000		48.05	02/01/2011
		94,300		39.31	01/31/2012	53,325	2,597,437	48,800	2,377,048

T. M. Connelly, Jr.	7,272			52.50	01/28/2007
	4,681			59.50	02/03/2008
	7,360			52.50	02/02/2009
	1,280			72.44	02/03/2008
		13,500		61.00	02/01/2010
		20,000		47.00	09/05/2010
	65,300			43.25	02/06/2011
	100,000			42.50	02/05/2012
	85,000			37.75	02/04/2013
	42,133	21,067		43.62	02/03/2010
	21,067	42,133		48.05	02/01/2011
		67,000		39.31	01/31/2012	42,324	2,061,620	27,900	1,359,009

(1)	The following stock options contain a 20% price hurdle which must be met for five consecutive trading days in order for the stock options to be exercisable. As of December 31, 2006, the price hurdle had not been met.

Expiration Date	Exercise Price

04/30/2009	$71.75
02/01/2010	$61.00
03/15/2010	$53.00
09/05/2010	$47.00

The following provides an overview of the remaining stock options with outstanding vesting dates as of December 31, 2006:

Stock Option Expiration Date	Outstanding Vesting Dates

02/03/2010	Balance vests on February 4, 2007
02/01/2011	Equally vests on February 2, 2007 and 2008
01/31/2012	Equally vests on February 1, 2007, 2008, 2009

(2)	The following provides an overview of restricted stock units, including dividend equivalent units, with outstanding vesting dates as of December 31, 2006:

Grant Date	Outstanding Vesting Dates

03/14/2003	Total award vests March 14, 2008
02/04/2004	Balance vests on February 4, 2007
02/02/2005	Equally vests on February 2, 2007 and 2008
01/23/2006	Total award vests January 23, 2009
02/01/2006	Equally vests on February 1, 2007, 2008, 2009
12/20/2006	Total award vests May 1, 2009
12/20/2006	Total award vests December 20, 2009

(3)	The following provides an overview of performance-based restricted stock units with outstanding vesting dates as of December 31, 2006:

Grant Date	Outstanding Vesting Dates

02/04/2004	Performance period ended December 31, 2006
02/02/2005	Performance period ends December 31, 2007
02/01/2006	Performance period ends December 31, 2008

Represents target number of PSUs. The final number of shares earned, if any, depends on the Company’s percentile rank compared to the Peer Group over the performance period. The plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequent to the final performance determination.

2006 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired during 2006 upon the exercise of options and upon vesting of restricted stock units as of fiscal year-end December 31, 2006.

	Option Awards		Stock Awards(1)
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on		Value Realized on
Name	Exercise	on Exercise	Vesting(2)		Vesting
C. O. Holliday, Jr.	—	—	—		—
J. L. Keefer	—	—	3,065	(3)	$119,817	(3)
G. M. Pfeiffer	—	—	5,971		233,217
E. J. Kullman	—	—	19,424		795,710
R. R. Goodmanson	—	—	9,443	(3)	368,683	(3)
T. M. Connelly, Jr.	—	—	5,804	(3)	226,628	(3)

(1)	In addition, the performance period for PSUs granted in 2004 (with a performance period of 2004 — 2006) ended on December 31, 2006. The final number of shares earned, if any, depends on the Company’s percentile rank compared to the Peer Group. (See discussion in the CD&A on page 26.) The final payout was not determinable as of December 31, 2006. The final payout determination was made by the Compensation Committee after final performance determination of the Company relative to the Peer Group. The final 2004 PSU shares paid out and the value realized in March 2007 are set forth below. The target PSU numbers and 2006 year-end values are also included in the Outstanding Equity Awards table on page 36.

	2004 PSU
Name	Final Payout (#)(a)		PSU Value ($)(b)
C. O. Holliday, Jr.	63,550	(c)	$3,181,949
J. L. Keefer	2,781	(c)	139,245
G. M. Pfeiffer	7,448	(c)	372,921
E. J. Kullman	5,958		298,317
R. R. Goodmanson	14,796	(c)	740,836
T. M. Connelly, Jr.	7,448	(c)	372,921

(a)	Represents 90% of target award plus accumulated dividend equivalent units.

(b)	Valued at $50.07 as of March 5, 2007, the date the final payout determination was made by the Compensation Committee.

(c)	Named Executive Officer elected to defer receipt of award.

(2) Represents the number of restricted stock units vesting in 2006.

(3)	100% of RSUs vested have been deferred into DuPont stock units. These are also reflected in the Nonqualified Deferred Compensation table in the column entitled “Executive Contributions in Last Fiscal Year.”

Retirement Plan Benefits

The Named Executive Officers participate in the DuPont Pension and Retirement Plan (the “Plan”), a tax-qualified defined benefit pension plan, which covers substantially all U.S. parent company employees. The Plan provides employees with a lifetime retirement income based on years of service and employees’ final average pay. Normal retirement age under the Plan is age 65 and benefits are vested after five years of service. Under the provisions of the Plan, employees are eligible for full retirement when they meet one of the following conditions:

•	Employee reaches age 65 and has at least 15 years of service, or

•	Employee retires between age 58 and 64 and age plus service is at least 85, or

•	Employee becomes permanently incapable of performing his or her duties and has at least 15 years of service.

An employee not eligible for retirement with full pension will be eligible for retirement with reduced pension once the employee reaches age 50 with at least 15 years of service. The reduction of benefits is 5% for every year that the employee’s age plus service is less than 85, but in no event will a reduction exceed 50%. All of the Named Executive Officers are currently eligible for early retirement benefits, with the exception of Mr. Goodmanson.

The primary pension formula that applies to the Named Executive Officers provides a monthly retirement benefit of 1.5% of Average Monthly Compensation for each year of service minus 50% of the Named Executive Officer’s primary Social Security benefits attributable to Company service and earnings. The Average Monthly Compensation includes regular monthly compensation and one-twelfth of annual variable compensation payments, but excludes other bonuses, during the employee’s three highest-paid years.

Where benefits provided under the Plan exceed the compensation or benefit limits under the Internal Revenue Code, the Company pays the remaining benefits from the Company’s operating cash flows under the Pension Restoration Plan (“PRP”), a nonqualified plan. In July 2006, the Company amended and adopted Rules for Lump Sum Payments (“Rules”). Additionally, the PRP was restated. These actions were taken in order to comply with the requirements of Section 409A of the Internal Revenue Code. The amended Rules, effective January 1, 2007, reflect changes in the form and timing of distributions under the PRP. The mortality tables and interest rates used to determine lump sum payments have also been changed to the 1994 GAR (“Group Annuity Reserving”) Mortality table and 30-Year U.S. Treasury rates. Prior to the changes, the Company used a DuPont-specific mortality table and Moody’s AAA Municipal Bond interest rates in calculating lump sum payments.

The Company does not grant any extra years of credited service to the Named Executive Officers.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 22 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. All other assumptions are consistent with those used in the Employee Benefits note disclosure, except that a retirement age at which the Named Executive Officer may retire with an unreduced benefit under the Plan is assumed in compliance with applicable Securities and Exchange Commission regulations. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

For additional information regarding benefits payable to Mr. Goodmanson, please see Employment Agreements on page 47.

The table below quantifies the benefits expected to be paid to the Named Executive Officers under the Company’s two pension plans — the Pension and Retirement Plan and the Pension Restoration Plan.

PENSION BENEFITS
as of Fiscal Year End December 31, 2006

			Present Value	Payments
		Number of Years	of Accumulated	During Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year
C. O. Holliday, Jr.	Pension and Retirement Plan	37	$1,399,577	—
	Pension Restoration Plan	37	25,153,032
J. L. Keefer	Pension and Retirement Plan	31	984,900	—
	Pension Restoration Plan	31	3,214,086
G. M. Pfeiffer	Pension and Retirement Plan	33	1,178,629	—
	Pension Restoration Plan	33	5,854,533
E. J. Kullman	Pension and Retirement Plan	18	430,213	—
	Pension Restoration Plan	18	1,936,331
R. R. Goodmanson	Pension and Retirement Plan	8	151,814	—
	Pension Restoration Plan	8	1,358,657
T. M. Connelly, Jr.	Pension and Retirement Plan	29	936,357	—
	Pension Restoration Plan	29	4,456,867

Nonqualified Deferred Compensation

The Company offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of salary, variable compensation, or long-term incentive compensation until a future date. Deferrals are credited to an account and interest is applied to that account on a quarterly basis. At the time of payout, the balance of the account will be distributed in a lump sum. With the exception of the Salary Deferral and Savings Restoration Plan, there are no company contributions or matches. The Salary Deferral and Savings Restoration Plan was adopted to restore the company match that would be lost due to IRC limits on compensation that could be considered under the Company’s qualified savings plan.

The Company’s plans are structured around the type of compensation earned. The following provides an overview of the various plans:

		Variable	Long-Term Incentive
	Salary Deferral and	Compensation Deferred Under	Compensation Deferred Under
	Savings Restoration	Variable Compensation Plan	Stock Performance Plan
Plan Name	Plan (SDSRP)	(DVC)	(DLTI)
Description	Nonqualified Savings Plan	Deferral Option under VC Plan	Deferral Option under Stock Performance Plan

Deferrable Compensation	Base Salary	Variable Compensation	Time-Vested and Performance-Based Restricted Stock Units

Deferral Limits	Increments of 1% up to 22% on 2006 base salary that exceeds the regulatory limits ($220,000 in 2006)	0% - 100%	0% - 100%

Company Match	50 cents on every $1 up to 6% of eligible pay, maximum match of 3% of eligible compensation	No match	No match

Investment Options/ Interest Rate	N/A — Investment options mirror Savings and Investment Plan	Cash or DuPont common stock units with dividend equivalents credited as additional stock units	DuPont common stock units with dividend equivalents credited as additional stock units

Distribution	Lump sum or 1-15 annual installments after retirement	Lump sum at a specified future date prior to retirement. Lump sum or 1-15 annual installments after retirement	Lump sum at a specified future date prior to retirement. Lump sum or 1-15 annual installments after retirement

2006 NONQUALIFIED DEFERRED COMPENSATION

				Aggregate
	Executive	Registrant		Withdrawals/
	Contributions	Contributions	Aggregate Earnings	Distributions	Aggregate Balance
Name	in 2006(1)	in 2006(2)	in 2006(3)	in 2006	as of 12/31/06(4)
C. O. Holliday, Jr.
SDSRP	$235,364	$32,095	$150,450	—	$3,005,066
DVC	—	—	378,743	—	2,408,602
DLTI	—	—	—	—	—

J. L. Keefer
SDSRP	50,823	6,930	18,977	—	263,060
DVC	—	—	—	—	—
DLTI	119,817	—	44,022	—	213,643

G. M. Pfeiffer
SDSRP	85,116	11,607	46,601	—	852,035
DVC	114,471	—	187,783	—	1,181,888
DLTI	—	—	111,141	—	706,798

E. J. Kullman
SDSRP	69,881	9,529	86,681	—	590,211
DVC	—	—	53,519	—	340,353
DLTI	—	—	24,868	—	158,144

R. R. Goodmanson
SDSRP	130,020	17,730	59,880	—	1,219,356
DVC	682,000	—	585,498	—	4,639,080
DLTI	368,683	—	291,209	—	1,644,408

T. M. Connelly, Jr.
SDSRP	34,664	10,399	27,196	—	260,524
DVC	138,287	—	105,814	—	706,124
DLTI	226,628	—	89,460	—	441,348

(1)	Amounts deferred under the Salary Deferral and Savings Restoration Plan (“SDSRP”) for each of the Named Executive Officers have been reported as 2006 compensation to such Named Executive Officers in the “Salary” column in the Summary Compensation Table on page 32. Amounts deferred under the Variable Compensation Plan represent variable compensation payments for 2005, paid in 2006, and, to the extent applicable, reported in the Company’s 2006 Annual Meeting Proxy Statement. Compensation deferred under the Stock Performance Plan represents deferred restricted stock units which vested in 2006.

(2)	The amounts in this column represent matching contributions made under the SDSRP, also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Earnings represent interest accruals on cash balances, DuPont stock returns and dividend reinvestments. The Plans do not credit above-market interest rates.

(4)	Includes the following amounts deferred by each Named Executive Officer in 2006 and prior years, including Company contributions to the SDSRP:

Name	SDSRP	DVC	DLTI
C. O. Holliday, Jr.	$2,250,569	$1,835,186	$—
J. L. Keefer	222,707	—	174,738
G. M. Pfeiffer	680,521	1,007,542	581,385
E. J. Kullman	412,141	284,702	115,515
R. R. Goodmanson	1,009,269	3,771,239	1,330,806
T. M. Connelly, Jr.	198,567	571,147	364,758

Potential Payments Upon Termination or Change in Control

As described in the CD&A, DuPont generally does not enter into employment agreements, severance agreements or change in control arrangements with executives. Upon occasion, the Company may negotiate individual arrangements with senior executives and has entered into agreements with R. R. Goodmanson and G. M. Pfeiffer. For details of those agreements, see Employment Agreements on page 47.

The information below describes the benefits that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2006, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price of $48.71 (as reported on the New York Stock Exchange) on that date. With the exception of Mr. Goodmanson and Mr. Pfeiffer, these benefits largely reflect previously earned benefits which are disclosed elsewhere in this Proxy Statement.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Upon a voluntary termination, involuntary termination (for cause) and Change in Control, as of December 31, 2006, executives may receive the following:

•	Annual variable compensation awards, if any, as reflected in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table.

•	All amounts in any of the NQDC accounts. See the Nonqualified Deferred Compensation table for balances as of December 31, 2006.

Upon a termination other than for cause, the Company’s Career Transition Financial Assistance Plan currently provides termination benefits equal to one month’s pay for each two years of service, with a maximum of 12 months’ pay. For purposes of the Plan, pay equals base salary plus last actual variable compensation. The program applies to substantially all U.S. parent company employees terminated for lack of work, including executives. However, in the event of an executive’s termination, the Compensation Committee has discretion to determine the amount of payments and benefits that might be offered to a Named Executive Officer in lieu of, or in addition to, these termination benefits. The Committee believes that it is in the best interests of the Company and its stockholders that executives are treated fairly and equitably on a termination of employment.

The benefits payable upon retirement, death and disability are outlined below.

	Retirement	Death	Disability
Base Salary	N/A	N/A	Salary continuation for six months; thereafter long-term disability benefits commence. This benefit covers substantially all of the U.S. parent company employees.
Variable Compensation	Executives are entitled to receive any annual variable compensation payment awarded under the Plan for 2006. This amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table.
Nonqualified Deferred Compensation (SDSRP, DVC, DLTI)	Executives are entitled to all amounts in any of the NQDC accounts. See the Nonqualified Deferred Compensation table for balances as of 12/31/06.
Long-term Incentives	Any termination within six months of grant results in a forfeiture of the award. Treatment subsequent to the six months is described below.
Unvested Stock Options	Continue vesting as if employment had continued; original expiration date.	Accelerated vesting; expire two years following death.	Continue vesting as if employment had continued; expire one year following disability.
Unvested RSUs	Remain subject to the original restriction period.	Same as Disability.	Accelerated vesting of all unvested RSUs.
Unvested PSUs	Remain subject to original performance period, prorated for the number of months service was provided during the performance period.	Same as Retirement.	Same as Retirement.
Pension	Executives are entitled to receive amounts accrued and vested under our retirement programs in which the executive participates. These amounts will be determined and paid in accordance with the applicable plan. See disclosure in the Pension Benefits table.	Survivor(s) of executives will receive benefits according to the provisions in the retirement plans.	Executives will receive disability benefits, if eligible, according to the provisions in the retirement plans.

R. R. Goodmanson

The following table shows potential payments to Mr. Goodmanson, under his existing agreement for various scenarios, assuming a December 31, 2006 termination date and, where applicable, using the closing price of the Company’s Common Stock of $48.71 (as reported on the New York Stock Exchange as of December 31, 2006). To reflect those benefits that Mr. Goodmanson had already earned and which are disclosed elsewhere in this document, the following table consists of two sections, new benefits upon any termination event and existing, earned benefits that would be paid to Mr. Goodmanson should he leave the Company under any of the defined circumstances.

		Involuntary
	Voluntary	Termination	Involuntary		Change in
Benefit	Termination	(For Cause)	Termination	Retirement	Control	Death	Disability

New Benefits as of 12/31/2006
Severance Payments(1)	$—	$—	$3,225,600	$—	$—	$—	$—
Salary Continuation Payments(2)	—	—	—	—	—	—	409,500
Retention(3)	—	—	1,000,000	—	—	—	—
Retiree Medical Benefits(4)	—	—	176,967	176,967	—	—	176,967
Tax Gross-Up	—	—	—	—	—	—	—
Previously Earned Amounts
Pension(5)	—	—	—	151,814	—	73,978	77,092
Pension Restoration Plan(6)	—	—	—	1,358,657	—	—	615,003
SDSRP(7)	1,219,356	1,219,356	1,219,356	1,219,356	1,219,356	1,219,356	1,219,356
DVC(8)	4,639,080	4,639,080	4,639,080	4,639,080	4,639,080	4,639,080	4,639,080
DLTI(9)	1,644,408	1,644,408	1,644,408	1,644,408	1,644,408	1,644,408	1,644,408
Variable Compensation(10)	850,000	—	850,000	850,000	850,000	850,000	850,000
Stock Options (unvested)(11)	—	—	493,848	—	—	1,107,565	493,848
Restricted Stock Units (unvested)(11)	—	—	2,597,437	—	—	2,597,437	2,597,437
Performance Shares Units (unvested)(11)	—	—	1,518,128	—	—	1,518,128	1,518,128

(1)	Eligible for severance payment of two times base salary plus two times target VC as stated in the employment agreement; see Employment Agreements on page 47; payable by the Company.

(2)	Disability includes salary continuation for six months; thereafter long-term disability benefits commence.

(3)	Retention payment, payable by the Company in a lump sum. Payment is scheduled for May 1, 2009; however, if Mr. Goodmanson is terminated (not for cause) prior to that date, he is entitled to the award.

(4)	The Executive’s employment agreement provides for retiree medical, dental and life insurance coverage regardless of the age at which he retires. The amount reflects a present value.

(5)	Present value of accumulated benefits as of December 31, 2006. See Retirement Plan Benefits on page 39.

(6)	Present value of accumulated benefits as of December 31, 2006. See Retirement Plan Benefits on page 39.

(7)	Aggregate balance in SDSRP, as disclosed in the Nonqualified Deferred Compensation table on page 42.

(8)	Aggregate balance in DVC, as disclosed in the Nonqualified Deferred Compensation table on page 42.

(9)	Aggregate balance in DLTI, as disclosed in the Nonqualified Deferred Compensation table on page 42.

(10)	Actual variable compensation amount paid to Mr. Goodmanson for the full performance year 2006. Also shown in the Summary Compensation Table on page 32.

(11)	The Executive retains vested stock options; performance-based restricted stock units are prorated; unvested stock options and time-vested restricted stock units are forfeited, except in the cases of involuntary termination, death and disability.

G. M. Pfeiffer

The Company also entered into an agreement with G. M. Pfeiffer in connection with his retirement. See Employment Agreements on page 47.

The following table shows actual payments made to Mr. Pfeiffer for his retirement. To reflect those benefits Mr. Pfeiffer had already earned and which are disclosed elsewhere in this document, the following table consists of two sections, new benefits upon retirement and existing, earned benefits that were payable to Mr. Pfeiffer upon his retirement.

Benefit	Retirement

New Benefits as of 12/31/2006
Severance Payments	$—
Salary Continuation Payments	—
Retention(1)	2,000,000
Financial Counseling(2)	8,949
Tax Gross-Up	—
Previously Earned Amounts
Pension(3)	90,360/Annual
Pension Restoration Plan(4)	6,276,367
SDSRP(5)	852,035
DVC(6)	1,181,888
DLTI(7)	706,798
Variable Compensation(8)	506,000
Stock Options (unvested)(9)	763,217
Restricted Stock Units (unvested)(9)	1,111,525
Performance Share Units (unvested)(9)	873,533

(1)	Retention payment; payable in lump sum six months after retirement. As disclosed in the “Bonus” column in the Summary Compensation Table on page 32.

(2)	Company-sponsored financial counseling (excluding tax counseling) provided for one year after retirement; benefit provided to all senior leaders. 2006 costs are also reported in the “All Other Compensation” column in the Summary Compensation Table on page 32.

(3)	Final annual qualified pension benefit. See Retirement Plan Benefits on page 39.

(4)	Actual present value of nonqualified pension benefits based on Mr Pfeiffer’s age and service upon commencement of benefits. This amount plus interest will be paid to Mr. Pfeiffer six months after retirement in accordance with IRC 409A rules. See Retirement Plan Benefits on page 39.

(5)	Aggregate balance in the SDSRP, as disclosed in the Nonqualified Deferred Compensation table on page 42.

(6)	Aggregate balance in DVC, as disclosed in the Nonqualified Deferred Compensation table on page 42.

(7)	Aggregate balance in DLTI, as disclosed in the Nonqualified Deferred Compensation table on page 42.

(8)	Actual variable compensation amount paid to Mr. Pfeiffer for the full performance year 2006. Also shown in the Summary Compensation Table on page 32.

(9)	The Executive retains vested stock options; performance-based restricted stock units are prorated; unvested stock options and time-vested restricted stock units subject to the original vesting conditions.

Employment Agreements

R. R. Goodmanson

In July 2004, the Company entered into a retention agreement with R. R. Goodmanson. Mr. Goodmanson joined the Company as an external executive hire in the position of Executive Vice President. This retention agreement superseded an agreement between the Company and Mr. Goodmanson dated April 22, 1999, as amended and restated March 15, 2004.

Mr. Goodmanson’s original agreement provided for a severance payment of two years pay (salary plus variable compensation) in the event of termination by the Company on or before May 1, 2004. The existing retention arrangement extended the period through which such a severance benefit is payable until May 1, 2009, and provides that Mr. Goodmanson’s target variable compensation award will be used in the calculation of any severance payment.

The retention agreement further provides that Mr. Goodmanson will be entitled to a special award of $1,000,000 if he remains with the Company through May 1, 2009 or is terminated by the Company (other than for cause) before that date, and that he will be eligible for retiree medical, dental and life insurance coverage regardless of the age at which he retires from the Company.

In consideration of these benefits, Mr. Goodmanson is subject to a noncompete agreement for one year following employment termination and requirements that he not disparage the Company or, for one year following employment termination, solicit Company employees or customers. He is also subject to a confidentiality agreement covering Company trade secrets and proprietary information.

G. M. Pfeiffer

On June 16, 2006, the Company entered into an agreement with G. M. Pfeiffer in connection with his retirement. Mr. Pfeiffer stepped down from his role as Senior Vice President and Chief Financial Officer effective June 16, 2006. Under the agreement, Mr. Pfeiffer agreed to remain an employee through December 2006 to ensure a smooth transition of the Chief Financial Officer role, and the Company agreed to pay him $2,000,000 in addition to the payments and benefits to which he is otherwise entitled as a retiree of the Company. The agreement also includes a one-year noncompete provision, a restriction on hiring employees of the Company, a mutual nondisparagement clause, and a release of claims.

2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Article III, Section 5, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 26, 2006, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company’s independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company’s business PwC has gained through this period of service is valuable.

Securities and Exchange Commission rules require reassignment of the lead partner after five years. This rotation provides the Company the benefit of new thinking and approaches in the audit area.

Fees for services provided by PwC for the past two completed fiscal years ended December 31 (in millions) were as follows:

	2006	2005

Audit Fees	$18.6	$18.9
Audit-Related Fees	0.8	1.8
Tax Fees	0.1	0.1
All Other Fees	0.1	0.1

TOTAL	$19.6	$20.9

Fees for audit services included the audit of the Company’s consolidated financial statements, separate audits of its subsidiaries, services associated with regulatory filings, and the audit of Management’s Report on Internal Control over Financial Reporting and the effectiveness of internal control over financial reporting. Fees for audit-related services for 2006 primarily included audits of Company-sponsored benefit plans and regulatory filings. For 2005, audit-related services primarily included accounting services associated with the repatriation of cash under the American Jobs Creation Act and audits of Company-sponsored benefit plans. Tax fees principally included tax compliance services, and all other fees related primarily to miscellaneous consulting services.

The Audit Committee has adopted a Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy appears in this Proxy Statement beginning on page A-1. All services performed by PwC were pre-approved by the Audit Committee.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year 2007 and to render other services as required of them. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The Board of Directors recommends
that you vote “FOR”
the following resolution:

RESOLVED:  That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2007 to perform the functions assigned to it in accordance with Article III, Section 5, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

3 — MANAGEMENT PROPOSAL ON
DUPONT EQUITY AND INCENTIVE PLAN

The Board of Directors unanimously recommends that stockholders approve the DuPont Equity and Incentive Plan (“EIP” or “Plan”), a copy of which is attached as Appendix “C.” The EIP is intended to consolidate into one plan several of the Company’s existing compensation plans providing for equity-based and cash incentive awards to certain of the Company’s employees, directors and consultants. The Board believes that these plans are necessary to attract, motivate, and retain key talent and encourage stock ownership, thereby aligning the long-term interests of plan participants with those of our stockholders.

The Board also believes that administering all future stock and other equity-based awards under a single plan will increase the efficiency and effectiveness of the Company’s long-term incentive programs, reduce administrative and regulatory costs, and allow greater transparency with respect to the Company’s equity compensation practices. Accordingly, on March 6, 2007 the Board adopted and approved, subject to the approval of the Company’s stockholders, the EIP. Stockholder approval of the Plan is necessary to ensure the tax deductibility by the Company of certain awards under the EIP pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), to meet the listing requirements of the New York Stock Exchange and to permit the grant of “incentive stock options” within the meaning of Section 422 of the Code.

Because the EIP is designed to consolidate several of the Company’s existing compensatory plans, approval of the Plan by the Company’s stockholders will result in the following:

•	The Stock Performance Plan, the Stock Accumulation and Deferred Compensation Plan for Directors and the Variable Compensation Plan will be frozen so that no further awards will be made under those plans;

•	The 40.4 million shares available under existing plans and not yet subject to awards will not be used; and

•	The Stock Accumulation and Deferred Compensation Plan for Directors will be amended and restated to, among other things, eliminate equity awards in the future.

Awards that are outstanding under each of the existing plans as of the effective date of the EIP will not be terminated, but instead will remain outstanding and will be administered under the terms of the applicable existing plan. The aggregate number of shares available for future issuance in connection with new awards will be 60 million, all under the EIP.

The EIP contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•	Reasonable Limitation on Shares Issued. Sixty million total shares of DuPont Common Stock will be authorized for issuance and no more than 20 million shares may be issued in connection with awards other than stock options or stock appreciation rights on a one-for-one share basis.

•	Flexible Share Reserve. If the restricted stock pool is exhausted prior to the use of the entire pool, all or a portion of the remaining shares can be converted into full value grants but at a reduced share level using a 4:1 ratio (for example, 100 shares reserved for options or SARs can be converted into 25 full value shares).

•	No Stock Option Repricings. The EIP prohibits the repricing of stock options without the approval of stockholders. This provision applies to direct repricings (lowering the exercise price of a stock option), indirect repricings (canceling an outstanding stock option and granting a replacement stock option with a lower exercise price), and the repurchase of underwater stock options for cash.

•	No Discount Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of DuPont Common Stock on the date of grant.

•	Service-Based Awards Vest Over at Least Three Years. Service-based restricted stock and restricted stock units (RSUs) granted to employees typically vest over a period of no fewer than three years of employment.

•	Minimum One-Year Performance Period for Performance-Based Stock Awards. Performance-based restricted stock and restricted stock units must have a minimum one-year performance period.

•	No Liberal Share Counting. The EIP prohibits the reuse of shares tendered, surrendered, or withheld to pay an exercise price or tax obligation. The EIP also prohibits “net share counting,” upon the exercise of a stock-settled stock appreciation right (SAR) (such that the total number of shares subject to the SAR and not merely the number of shares delivered reduces the number of shares available for future issuance under the Plan).

•	No Award Transferability for Consideration. The Plan strictly prohibits the transfer of awards to independent third parties for cash consideration without stockholder approval.

•	Plan Fosters Stock Ownership for Executives. Stock-based awards granted under the Plan align the interests of participants with the interests of other stockholders, and provide a vehicle to assist executives in achievement of the Company’s stock ownership guidelines.

•	Plan Includes Incentive Recoupment (Clawback) Clause. The EIP includes a “clawback” provision under which a grantee forfeits his right to receive future awards if he engages in misconduct as defined in the Plan. In the event of misconduct by the grantee, the Company may also demand repayment of awards made previously to the grantee.

•	Independent Committee. The EIP will generally be administered by the Compensation Committee. Grants to the Chairman must be approved by the independent members of the Board. Grants to employees who are not executive officers of the Company may be made by the Board’s Special Stock Performance Committee. All members of the Compensation Committee qualify as “independent” under the New York Stock Exchange rules and as “outside” directors under Section 162(m) of the Code.

•	Responsible Use of Equity. The Company closely manages its “run rate” of awards granted to levels it believes are reasonable while ensuring that its overall executive compensation program is competitive, relevant, and motivational. The Company also strives to maintain a competitive level of dilution and annual share usage.

The following table sets forth information regarding awards granted, the run rate for each of the last three fiscal years and the average run rate over the last three years. The Company’s regular annual long-term incentive awards are made in early February. The last column reflects awards issued since the Company’s 2006 fiscal year end under existing plans as part of the 2007 equity compensation grants.

RUN RATE (shares in millions)
				3-Year
	FY2004	FY2005	FY2006	Average	YTD 2007
Stock option awards granted	7.6	7.3	6.2	7.0	6.1
Restricted stock unit awards (incl. PSUs) granted	1.0	1.0	2.0	1.3	1.8
Common shares outstanding at fiscal year end	994.3	919.6	922.0	945.3	924.6
Run rate(1)	0.86%	0.90%	0.89%	0.88%	0.85%

(1)	Run rate includes the sum of all stock option grants, restricted stock unit grants, including performance-based restricted stock units, and director awards in a fiscal year divided by the common shares outstanding at the end of that fiscal year.

The following chart presents additional information relevant in consideration of this Proposal:

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2006
(Shares and option amounts in thousands)
				Number of Securities
	Number of Securities		Weighted-Average	Remaining Available
	to be Issued Upon Exercise		Exercise Price of	for Future Issuance
	of Outstanding Options,		Outstanding Options,	Under Equity
Plan Category	Warrants and Rights(1)		Warrants and Rights	Compensation Plans(2)
Equity compensation plans approved by security holders	70,557		$46.60	43,790	(3)
Equity compensation plans not approved by security holders(4)	22,200		$47.28
	92,757	(5)	$46.76

(1)	Excludes restricted stock units or stock units deferred pursuant to the terms of the Company’s Stock Performance Plan, Variable Compensation Plan or Stock Accumulation and Deferred Compensation Plan for Directors.

(2)	Excludes securities reflected in the first column.

(3)	Reflects shares available under rolling five-year average pursuant to the terms of the stockholder-approved Stock Performance Plan (see Note 23 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006). Does not include indeterminate number of shares available for distribution under the stockholder-approved Variable Compensation Plan. During 2007, 4,500 options expired unexercised, were canceled, and became available for future issuance under plans approved by security holders.

(4)	Includes options totaling 20,896 granted under the company’s 1997 and 2002 Corporate Sharing Programs (see Note 23 to the Consolidated Financial Statements) and 100 options with an exercise price of $46.50 granted to a consultant. Also includes 1,203 options from the conversion of DuPont Canada options to DuPont options in connection with the Company’s acquisition of the minority interest in DuPont Canada.

(5)	On January 28, 2007, 12,800 options granted on January 29, 1997, expired unexercised and were canceled.

PLAN SUMMARY

The following is a brief summary of the EIP. It is qualified in its entirety by the actual terms of the EIP, a copy of which is attached as Appendix “C.”

Administration

The EIP is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, provided however that any awards made to the Chief Executive Officer must be approved by the independent members of the full Board. The Committee has the authority to determine recipients; timing; type of award; number of shares; and terms, conditions, restrictions and performance goals relating to any award. The Board may delegate to the Board’s Special Stock Performance Committee or any successor thereto its authority to grant awards to employees who are not executive officers of the Company.

Eligibility and Limitation on Awards

Awards may be granted to officers, independent contractors, employees and nonemployee directors of the Company or of any of its subsidiaries or affiliates, provided that incentive stock options within the meaning of Section 422 of the Code (“ISOs”) may be granted only to employees of the Company or subsidiaries and affiliates. In addition, ISO awards cannot be granted to employees if the employee owns, immediately prior to the grant of the ISO, stock representing more than ten percent of the voting power or more than ten percent of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such ISO is at least 110% of its fair market value at the time of grant and the ISO cannot be exercisable more than five years from the date it is granted.

A single participant may not, in any calendar year, be granted awards covering more than 3,000,000 shares.

As of the current date, no awards have been granted under the EIP. Future grants under the EIP will be made at the discretion of the Committee or its delegate and, accordingly, are not yet determinable. In addition, benefits under the EIP will depend on a number of factors, including the fair market value of Company stock on future dates and any exercise decisions made by award holders. Consequently, it is not possible to determine the benefits that might be received by participants under the EIP.

Awards under the EIP

Awards under the EIP may include:

•	Stock options (including ISOs and nonqualified stock options)

•	Stock appreciation rights (“SARs,” payable in cash or shares)

•	Restricted stock

•	Restricted stock units

•	Dividend equivalents

•	Performance units

•	Other stock-based or cash-based awards

Awards will vest over a minimum period of six months, provided that this limitation will not apply to cash-based awards, awards to nonemployee directors, or (as described further below) in the event of a change in control of the Company.

Stock Options. The Committee may grant nonqualified and incentive stock options to a participant. The exercise price for stock options may not be less than the fair market value of the Company’s common stock on the date such stock options are granted, and the exercise period may not exceed seven years from the date of grant.

Restricted Stock and Restricted Stock Units. The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted stock”). The Committee also may award to a participant restricted stock units representing the right to receive shares of common stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions, such as continued employment over a specified period and/or the attainment of specified performance targets over such period. Except for grants to newly hired employees, any award of restricted stock or restricted stock units will vest, if time based, over a period of no less than three years and, if performance based, over a period of not less than one year.

Dividend Equivalents.  The Committee may provide for the payment of dividend equivalents with respect to any award of restricted stock or restricted stock units and other share-based awards. Stock options and SARs do not include dividend equivalent rights.

Other Stock-Based or Cash-Based Awards.  The Committee may also make grants in the form of other stock-based or cash-based awards, including but not limited to the cash incentive awards described below and further including but not limited to performance units, stock appreciation rights (payable in cash or shares) or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms and conditions as permitted under the Plan.

Cash Incentive Awards.  The EIP authorizes performance-based cash incentive compensation to be paid to participants, including those who are “covered employees” within the meaning of Section 162(m) of the Code. The material terms of this feature of the Plan include the following:

•	The targets for incentive payments to covered employees will consist only of one or more of the performance goals discussed below. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

•	The Committee will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will, however, have the flexibility to use negative discretion to reduce this amount.

•	The maximum value of the aggregate payments that any individual may receive in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the period and the denominator of which is twelve.

Stock Subject to the Plan

The maximum number of shares of stock reserved for the grant or settlement of awards under the EIP will be 60,000,000, subject to adjustment for certain business transactions and changes in capital structure, provided that each share in excess of 20,000,000 that is issued in respect of any award that is not an option or stock appreciation right will be counted against the 60,000,000 share limit as four shares.

Shares issuable under the EIP may be either authorized but unissued shares of the Company’s common stock or shares of the Company that have been reacquired by the Company in the open market, in private transactions or otherwise. Shares issued with respect to awards assumed by the Company in connection with any merger, acquisition or related transaction will not reduce the total number of shares available for issuance under the Plan.

Shares of stock that are exchanged by a grantee or withheld by the Company as full or partial payment in connection with any award, as well as any shares of stock exchanged by a grantee or withheld by the Company to satisfy the tax withholding obligations related to any award under the EIP, will not be available for subsequent awards.

Shares that are forfeited, canceled, exchanged or surrendered or that otherwise terminate or expire without a distribution of shares to the grantee will again be available for awards under the EIP.

The market value of the Company’s Common Stock on March 2, 2007, was $50.09.

Change in Control

If a change in control (as defined in the Plan) occurs, all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and awards will automatically lapse.

Performance Goals

For participants who are subject to Section 162(m) of the Code, the performance targets described above will be established by the Committee based on one or more of the following measures:

Earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); pre-tax income or after-tax income; earnings per common share (basic or diluted); operating profit; revenue, revenue growth or rate of revenue growth; return on assets (gross or net), return on investment, return on capital, or return on equity; returns on sales or revenues; operating expenses; stock price appreciation; cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; implementation or completion of critical projects or processes; economic value created; cumulative earnings per share growth; operating margin or profit margin; common stock price or total stockholder return; cost targets, reductions and savings, productivity and efficiencies; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and any combination of, or a specified increase in, any of the foregoing.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

General Provisions

Nontransferability, Deferrals and Settlements.  Awards generally are transferable only under the laws of descent and distribution. Awards cannot be transferred for consideration without stockholder approval. The Committee may require or permit grantees to elect to defer stock or cash under the unfunded deferral feature of the EIP. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

Clawback.  If a grantee engages in misconduct, the grantee: (i) forfeits the right to receive any future awards or other equity-based incentive compensation under the EIP; and (ii) the Company may demand repayment of any awards or cash payments already received by a grantee, including without limitation repayment due to making retroactive adjustments to any awards or cash payments already received by a grantee under the EIP where such award or cash payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement as a result of misconduct by the grantee.

Taxes.  The Company or any subsidiary or affiliate is authorized to withhold, from any award granted, any payment relating to an award, including from a distribution of stock or any other payment to a grantee, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company and grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.

Stockholder Approval, Amendment and Termination

The EIP became effective upon approval by the Board of Directors, on March 6, 2007 (“Effective Date”), and is subject to approval by the stockholders of the Company. If the EIP is not approved by the Company’s stockholders, the Company’s existing compensatory plans will remain in effect in accordance with their terms and the Company may continue to make awards under such plans. Certain provisions of the EIP relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the Effective Date.

The Board may amend, alter or discontinue the EIP, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the EIP without the consent of the applicable participants. Stockholder approval is required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the EIP. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan will terminate on the tenth anniversary of its Effective Date, though awards made before the expiration will remain outstanding in accordance with their terms. No awards will be granted under the Plan after such termination date.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax consequences to EIP participants and the Company with respect to options and stock appreciation rights. The tax consequences described below are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local or other tax consequences to participants or the Company.

Nonqualified Stock Options.  With respect to nonqualified stock options, no income for federal income tax purposes will be recognized by the optionee (and no deduction will be permitted the Company) upon the grant of the option. The difference between the option exercise price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

Incentive Stock Options.  With respect to ISOs, if the optionee does not make a “disqualifying disposition” of stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option exercise price will be a tax preference item under the alternative minimum tax rules). In the event of a subsequent sale of the stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short-term or long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A “disqualifying disposition” will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after exercise in respect of such shares. If a disqualifying disposition is made, the difference between the option exercise price and the lesser of (i) the fair market value of the Company stock at the time the option is exercised or (ii) the amount realized upon disposition of the Company stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

Stock Appreciation Rights.  With respect to stock appreciation rights, the fair market value of the shares issued or the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case as of the date of exercise. Gain or loss on the subsequent sale of any such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“FOR” the following resolution:

RESOLVED:  That the DuPont Equity and Incentive Plan as described in the Proxy Statement of the Company for the Annual Meeting of Stockholders on April 25, 2007 hereby is approved.

4 — STOCKHOLDER PROPOSAL
ON GENETICALLY MODIFIED FOOD

The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961, owner of 300 shares of DuPont Common Stock; Christian Brothers Investment Services, Inc., 90 Park Avenue, New York, New York 10016, owner of 57,204 shares of DuPont Common Stock; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, owner of $2,000 or more worth of shares of DuPont Common Stock; As You Sow Foundation, 311 California Street, Suite 510, San Francisco, California 94104, as representative of Adelaide Gomer, owner of $2,000 or more worth of shares of DuPont Common Stock; The Congregation of Sisters of Sisters of Saint Joseph, 9701 Germantown Avenue, Philadelphia, Pennsylvania 19118, owner of 500 shares of DuPont Common Stock; The Benedictine Sisters of Virginia, 9535 Linton Hall Road, Bristow, Virginia 20136, owner of 1,000 shares of DuPont Common Stock; The Sisters of St. Dominic of Caldwell, New Jersey, 40 South Fullerton Avenue, Montclair, New Jersey 07042, owner of 100 shares of DuPont Common Stock; The Episcopal Church, 815 Second Avenue, New York, New York 10017, owner of 100 shares of DuPont Common Stock; The Congregation of Benedictine Sisters, 285 Oblate Drive, San Antonio, Texas 78216, owner of 600 shares of DuPont Common Stock; have given notice that they will introduce the following resolution and statement in support thereof:

Stockholders’ Statement

Whereas:  Disclosure of material information is a fundamental principle of our capital markets. Investors, their confidence in corporate bookkeeping shaken, are starting to scrutinize other possible “off-balance sheet” liabilities, such as risks associated with activities harmful to human health and the environment, that can impact long-term shareholder value.

SEC reporting requirements include disclosure of environmental liabilities and of trends and uncertainties that the company reasonably expects will have a material impact on revenues. Company directors and officers must proactively identify and assess trends or uncertainties that may adversely impact their revenues and disclose the information to shareholders. Public companies are now required to establish a system of controls and procedures designed to ensure that financial information required to be disclosed in SEC filings is recorded and reported in a timely manner.

Whereas:  Producers of GE-seeds are merely encouraged to have voluntary safety consultations with the FDA. The FDA does not issue assurances as to the safety of these products.

According to Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004): “...there remain sizable gaps in our ability to identify ... unintended adverse effects on human health [of genetically modified organisms].” (p. 15)

The report Biological Confinement of Genetically Engineered Organisms (NAS 1/2004) states: “It is possible that some engineered genes that confer pest resistance or otherwise improve a crop plant might contribute to the evolution of increased weediness in wild relatives — especially if the genes escape to an organism that already is considered a weed.” (p. 3) Weed resistance to herbicides used widely by farmers who plant genetically engineered herbicide resistant crops, is increasing.

No post-marketing surveillance is required to verify results of pre-market screening for unanticipated adverse health consequences from the consumption of GE food (NAS 7/2004) or environmental impacts from the production of GE crops, Gone to Seed (Union of Concerned Scientists) reports that genetically engineered DNA is contaminating U.S. traditional seed stocks, of corn, soybeans and canola... if left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

Mexico’s National Service for Agro-Food Safety and Quality refused (10/16/06) — for the third time since 2005 — seven requests from agribusiness companies, including Pioneer, for conducting experimental cultivation of GM maize seeds. There is not official agreement on which areas of Mexico are to be designated the birthplaces of historic maize varieties, and the definition of the so-called Special Regimen for the Protection of Maize remains pending.

Resolved:  That shareholders request the board of directors to review and report to shareholders by November 2007, on the company’s internal controls related to potential adverse impacts associated with genetically engineered organisms, including:

•	adequacy of current post-marketing monitoring systems;

•	adequacy of plans for removing GE seed from the ecosystem should circumstances so require;

•	possible impact on all DuPont seed product integrity;

•	effectiveness of established risk management processes for different environments and agricultural systems such as Mexico.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors agrees that identification of and comprehensive disclosure of potential liabilities and trends and uncertainties facing the Company is of critical importance to stockholders and other constituencies. The Company currently has in place an extensive system of controls and procedures designed to ensure that issues are surfaced and addressed. The Board therefore believes that the concerns raised in the proposal are already being satisfied. For a wide range of current information on DuPont’s activities in the area of biotechnology, please visit www.biotech.dupont.com.

The Company is dedicated to the development of new products benefiting society and the environment, and is committed to ensuring the safety of the products it offers. The Company conducts significant testing on new products before such products are brought to the marketplace. In the area of genetically engineered food products, the pre-market testing is a robust, multi-year process. Each new product undergoes a myriad of laboratory and field tests at every stage of development and commercialization, with such testing lasting for a period of seven to ten years. In addition, new products are subject to U.S. Department of Agriculture and Environmental Protection Agency approval requirements with which the Company fully complies. The Company also participates in the Food and Drug Administration’s voluntary pre-market notification program and supports the adoption of a mandatory pre-market notification requirement. In addition to oversight by U.S. regulatory authorities, genetically engineered food products are subject to safety review by regulators in a number of other countries. The history of safe use of genetically engineered products over the last decade is well documented.

Under the leadership of the Product Stewardship Council and associated product stewardship teams and networks throughout the Company, DuPont’s ongoing product stewardship efforts are designed to assure that the Company’s products remain safe and appropriate for use, and that any potential concerns regarding products are identified and addressed in a timely manner. Product stewardship reviews are conducted on a regular basis by all businesses. Data collected by the Company in any post-market monitoring is integrated fully into the product stewardship process. For example, any significant change in use, regulations or risk information may trigger a new review of the product.

In recognition of the value of differing viewpoints and perspectives on the dialogue over biotechnology, the Company in 1999 established the Biotechnology Advisory Panel (“Panel”), an independent panel whose mission is “to guide our actions, help us create positions on important issues, and guide and challenge us in the development, testing and commercialization of new products based on biotechnology.” The Panel’s members represent a diversity of international interests, academic and vocational expertise, and cultural backgrounds. The interactive dialogue generated by the work of the Panel has enriched the Company’s understanding of potential issues associated with the use of this technology. For a copy of the Panel’s latest report, please visit www.biotech.dupont.com.

The Company’s entity-wide controls and procedures assure that employees from a wide variety of disciplines participate in the preparation of the Company’s Securities and Exchange Commission (“SEC”) disclosure documents. This includes employees with responsibility for biotechnology and genetically engineered food products, who are involved directly in identifying, analyzing and reporting information for disclosure in DuPont’s SEC filings. The Board of Directors therefore believes that appropriate information about genetically engineered food products is being reflected in the Company’s SEC filings.

5 — STOCKHOLDER PROPOSAL
ON PLANT CLOSURE

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA, 22980, owner of 60 shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof.

Resolved:  That the stockholders of E. I. du Pont de Nemours and Company, assembled in annual meeting and by proxy, hereby request that the Board of Directors consider the following nonbinding proposal: That it create a committee, with members drawn from the employee work force of DuPont, the union leadership of DuPont, the management of DuPont, and any necessary independent consultants, to report to the Board of Directors regarding (1) the impact to communities as a result of DuPont’s action in laying off mass numbers of employees, selling its plants to other employers, and closing its plants and (2) alternatives that can be developed to help mitigate the impact of such actions in the future.

Stockholder’s Statement

In just the last 10 years, DuPont has closed, sold or sharply reduced the size of a great number of plants across the United States. As a result of these reductions, total U.S. employment has been cut by over 2/3 during this period, from over 90,000 to just over 30,000. Almost without exception, these plants had been in operation for upward of 50 years and were located in rural areas where they were a primary employer for the community.

Employees who lost their jobs as a result of these actions had often been with DuPont for many years.

Yet, despite their many years of loyal service to DuPont, they were rarely offered or even considered for employment at other DuPont facilities. A current example of this practice is how the employees of the Louisville DuPont facility have been treated; the Louisville business is being relocated to Louisiana but virtually none of the employees from Louisville has been offered employment there.

Nor have these laid off workers had any general success in finding employment elsewhere, as they were typically older in age than what other employers were looking for.

As for any pension they were entitled to, that amount was dramatically reduced by 5% for each year they were under 58 years of age with less than 27 years of service. And, of course, now DuPont has virtually eliminated any future increase in pension benefits for employees.

This combination of job loss and pension reduction can be devastating for the community in which the plant was located. Just as an example, at a plant in Martinsville, Virginia that was reduced from over 600 employees to a skeleton staff of about 60 employees, the overall loss to this rural community has been estimated at over $20 million per year.

There are other, equally substantial costs to the community. In a number of locations where DuPont has closed its plants, there have been environmental issues that have made it difficult for the site to be put to full productive use. The buildings simply remain, undergoing gradual deterioration. Think about it — would you like to live or run a business near a vacated DuPont factory?

DuPont has concluded that it often has no option but to close or downsize a plant. And when it simply sells the plant, the new employer often comes in and does the downsizing for DuPont — as has happened at many of its former fibers facilities, including one in Waynesboro, Virginia that went from 1,000 to less than 500 employees in just one year.

For this reason, it is imperative that attention be paid to the impact of these actions on the communities in which the plants are located. This is particularly true given the close relationship between DuPont and the communities where it has been operating for many years.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors shares the proponent’s desire to minimize the potential impact on employees and communities where a plant reduction, sale or closure occurs. In the limited circumstances where reduction, sale or closure of a DuPont facility has been necessary, the Company has worked closely with local community leaders, union representatives and other affected parties to address concerns. The Board believes it already receives appropriate information about plant closings, sales and reductions and therefore believes the proposed report to the Board is unnecessary.

DuPont provides a wide range of resources and benefits to employees impacted by a plant closure or reduction. Employment opportunities at other DuPont facilities are communicated to employees so they can apply for such positions if they wish to continue their employment with the Company at another location. Employees may also be redeployed within the Company if employment needs exist. If employees do not have the opportunity to continue employment with DuPont, the Company offers a comprehensive separation package, including, among other benefits, Career Transition Financial Assistance. In addition, outplacement assistance, education and retraining grants of up to $5,000 per employee and continuation of health care benefits are provided for a transition period.

It is the Company’s practice to provide the community affected by a plant closure, sale or reduction with significant advance notice of the decision, and to communicate and work closely with community leaders to help minimize any impact the reduction or closure may have on the community at large.

6 — STOCKHOLDER PROPOSAL
ON REPORT ON PFOA

Amalgamated Bank LongView Collective Investment (the “Fund”), owner of 344,465 shares of DuPont Common Stock has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED:  The shareholders of E. I. du Pont de Nemours and Company (“DuPont”) urge the Board of Directors to issue a report on PFOA compounds used in DuPont products by the 2008 annual meeting, at reasonable cost and excluding confidential information, evaluating the feasibility of an expeditious phaseout of the use of PFOA in the production of all DuPont products, including materials that may degrade to PFOA in use or in the environment, and the development and adoption of safer substitutes.

Stockholder’s Statement

DuPont is experiencing liabilities, and regulatory and marketplace risks, due to potential health and environmental consequences of perfluorooctanoic acid (PFOA), a chemical processing aid used in the production of Teflon® and other products. PFOA does not break down in the environment and is believed to be present in the blood of more than 90% of Americans. PFOA has been detected in household dust in consumers’ homes in several states, and in water near DuPont facilities in Parkersburg, WV, Richmond, VA, Fayetteville, NC and Circleville, OH.

Although the company asserts in shareholder reports that it believes PFOA does not harm human health, regulators are contemplating restrictions on PFOA due to findings regarding PFOA’s potential role in birth defects, and liver, testicular, and pancreatic cancer, among numerous other concerns.

PFOA and related compounds are under review for potential regulatory restrictions or bans in Canada, Australia and Europe.

Health concerns are also causing retailers, manufacturers and consumers to demand products that are not based on PFOA chemistry. 3M — the original supplier of PFOA — stopped producing PFOA due to environmental concerns. In 2006, it announced the relaunch of Scotchgard stain repellants, no longer based on perfluorinated compound chemistry. Air Products, another DuPont competitor, has also begun promoting non-PFOA emulsions and surfactants as alternatives to DuPont’s fluorochemicals.

Major retailers including McDonald’s, H&M, and Wal-Mart have announced their intent to use alternatives to PFOA-based products. ConAgra has announced that it will study replacements for PFOA-based food packaging.

Although DuPont has entered an agreement with the USEPA to reduce emissions of PFOA from DuPont facilities and products, it has not committed, on any timeline, to eliminate the use or production of PFOA.

A class action lawsuit seeking $5 billion in damages has been filed against our company, alleging the management’s failure to disclose known health risks of Teflon® to consumers, including alleged emissions of PFOA from Teflon® products.

DuPont received a subpoena from the US Justice Department in May 2005 regarding alleged criminal withholding of information on risks of PFOA, and also entered a $16.5 million settlement of civil charges by EPA asserting that the management unlawfully withheld information from EPA including the presence of PFOA in blood samples of pregnant DuPont employees, and PFOA contamination in local drinking water near the Parkersburg, WV facility, above the company’s community exposure guidelines. To defend share value against the marketplace, regulatory and liability risks associated with PFOA, proponents urge a yes vote on this resolution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors shares the underlying objective of the proposal to defend stockholder value in the Company’s products associated with PFOA. The Board of Directors believes that the Company’s approach to PFOA, including its January 2006 commitment to the U.S. Environmental Protection Agency (“EPA”) 2010/2015 PFOA Stewardship Program, represents the best approach to defending stockholder value. The EPA program asked DuPont and seven other companies who manufacture fluoropolymer and/or fluorotelomer products to voluntarily commit to a 95 percent reduction in facility emissions and product content of PFOA, precursors and higher homologues by 2010 and to commit to work toward elimination of PFOA, precursors and higher homologues by 2015.

Consistent with the goals of the EPA program, in February 2007, the Company announced significant progress in developing new high-performance products with reduced PFOA content. In its fluorotelomer products, the Company announced it had commercialized a patented manufacturing process that removes greater than 97 percent of trace levels of PFOA, direct precursors and homologues, three years ahead of the EPA program schedule. In its fluoropolymer products business, 90 percent of aqueous dispersion product volume has been converted to product with PFOA content reduced by at least 97 percent. More broadly, through ongoing manufacturing modifications, the Company achieved a 94 percent reduction in global manufacturing emissions as of year-end 2006 and projects that it will achieve reductions of 97 percent by the end of 2007.

At the same time, the Company has continued research to determine whether fluorotelomer products represent a potential indirect source of PFOA from degradation during use or disposal. Several studies have been carried out and, to date, there is no scientific evidence that fluorotelomer products degrade to form PFOA under environmentally relevant and representative conditions.

Based on advances in developing alternative technologies, the Company recently committed to eliminate the need to make, buy or use PFOA by 2015. This decision was driven in part because PFOA is a biopersistent chemical and this commitment reinforces the Company’s principles on biopersistent materials and its environmental sustainability goals, available on its website (www.dupont.com). This commitment was made even though to date there are no human health effects known to be caused by PFOA, although study of PFOA continues. Based on health and toxicological studies, the Company believes that the weight of the evidence indicates PFOA exposure does not pose a health risk to the general public.

The Company believes that eliminating the need to make, buy or use PFOA can create competitive advantage that is particularly suited to the Company’s research and development strengths. This advantage will come from meeting market and customer needs for high performance products with a reduced environmental footprint. To protect stockholder value, the Company will need to develop proprietary business strategies and maintain proprietary intellectual property. These new technologies and products will require meeting regulatory requirements and customer requalification.

Stockholders and members of the public will be able to continue to track non-proprietary information reflecting the Company’s progress against these commitments through the Company’s website and that of the U.S. EPA. In addition, the Company has provided extensive discussion regarding PFOA in its periodic reporting documents required by the securities laws as well as providing a substantial body of information about PFOA, including recent results from its worker health study, on its website (www.pfoa.dupont.com).

7 — STOCKHOLDER PROPOSAL
ON COSTS

United Steelworkers, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, Five Gateway Center, Pittsburgh, Pennsylvania 15222, owner of 74 shares of DuPont Common Stock have given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED:  Shareholders request the Board of Directors to report by the 2008 shareholder meeting, at reasonable cost and excluding confidential information, its annual expenditures for each year from 1996 through 2006, on attorney’s fees, expert fees, lobbying, and public relations/media expenses, relating to DuPont’s environmental pollution with PFOA and related fluorocarbon compounds or by dioxins, as well as expenditures on actual remediation of contaminated sites.

Stockholder’s Statement

In recent years, several DuPont facilities have been alleged to cause environmental contamination with dioxins or PFOA. The proponents believe this may pose an increasingly costly burden on our company.

Dioxin

Based on reports submitted under USEPA’s Toxic Release Inventory, DuPont is the company with the nation’s largest emissions of dioxin and dioxin-like compounds. The company’s three U.S. titanium dioxide facilities rank: in the top four for disposal and release of dioxins among all U.S. companies.

In 2005, DuPont notified workers at its DeLisle, MS titanium dioxide plant of possible exposure to dioxins, particularly TCDD, the most toxic form of dioxin (classified by the International Agency for Research on Cancer as a human carcinogen). In the same year, DuPont paid $15.5 million in damages to an oyster fisher man who alleged that his rare blood cancer was caused by TCDD contamination from the DeLisle plant. The lawsuit was one of 1,995 claims filed in connection with dioxin from the DeLisle plant.

PFOA

During 2006, DuPont faced numerous developments alleging environmental contamination with perfluorooctanoic acid (PFOA), the controversial chemical used in production of Teflon® and other DuPont products, including:

March:  A report by the United Steelworkers alleged PFOA discharges into the James River from the Spruance plant in Richmond, Virginia.

April:  A class action lawsuit was filed in Deepwater, NJ over PFOA-contaminated water in the Delaware River from the Chambers Works plant. The suit seeks medical monitoring for residents, a community-wide water filtration system and punitive damages.

July:  PFOA was found in drinking water samples, and in streams, near DuPont’s Parlin, NJ plant. PFOA was reported detected in monitoring wells at DuPont’s plant in Fayetteville, NC, in the blood of DuPont workers and in a drinking well one mile from the plant site.

October:  A community health study indicated that thousands of Parkersburg, WV-area residents have significant levels of PFOA in their blood. The study was paid for through a prior settlement of a suit against our company alleging water contamination in the Parkersburg area. Reported investigations by DuPont and government agencies confirmed PFOA groundwater and surface water discharges from DuPont’s Richmond, Virginia plant. Residents of the Pascagoula, MS community challenged the permit for DuPont to dispose of PFOA in public waters at its First Chemical facility. PFOA contamination of groundwater under the plant in effluent had been, found in the company’s own investigation.

VOTE YES on this resolution, to provide shareholders with information needed to evaluate trends in our company’s expenditures on remediation, lobbying and fees related to environmental pollution.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors shares the underlying premise of the proposal that stockholders highly value accurate and complete disclosure of information regarding events or circumstances that could have a significant effect on the financial performance or reputation of the Company. However, in view of the extensive discussion regarding PFOA, environmental matters and remediation expenditures in the Company’s periodic reporting documents required by the securities laws and the additional information voluntarily made available on the Company’s website, the Board of Directors believes that providing ten years of data in the categories requested would be confusing and would not significantly enhance the extensive current information that is available to stockholders.

In order to provide investors with an understanding of the Company’s results of operations as well as any known trends or uncertainties that have had or will have a material impact on the Company’s income, the Federal securities laws have specific requirements relating to the disclosure of costs and expenditures. These rules are designed to provide stockholders and potential investors of the Company with sufficient information to assess the current business results and trends that could affect its future performance. Additionally, the Company has extensive procedures in place to identify developments that must be disclosed, and to ensure that essential information regarding those matters is disseminated to investors in a timely manner.

In keeping with its disclosure obligations, the Company has published detailed descriptions of current developments related to PFOA. Furthermore, going beyond the legal requirements, the Company has published a substantial body of information about PFOA on its website (www.pfoa.dupont.com).

In its periodic reporting documents, the Company discusses efforts to reduce the amount of dioxins generated in its titanium dioxide pigment production process by 90 percent by year-end 2007. The Company has not paid any damages in lawsuits related to dioxins and the defense costs have not been significant to its titanium dioxide pigment business.

8 — STOCKHOLDER PROPOSAL
ON GLOBAL WARMING

Action Fund Management, LLC, 12309 Briarbush Lane, Potomac, Maryland 20854, owner of 481 shares of DuPont Common Stock has given notice that it will introduce the following resolution and statement in support thereof:

Resolved:  The shareholders request that the Board of Directors prepare by October 2007, at reasonable expense and omitting proprietary information, a Global Warming Right-to-Know Report. The report may discuss the:

1.	Specific scientific and economic data and studies relied on to formulate the Company’s climate policy;

2.	Extent to which the Company believes human and Company activity will significantly alter global climate, whether such climate change is necessarily undesirable and whether a cost-effective strategy for mitigating any undesirable change is practical;

3.	Estimates of costs and benefits to the Company of its climate policy;

4.	Cash and in-kind contributions made to nonprofit groups that advocate for greenhouse gas emission schemes like the Kyoto Protocol.

Stockholder’s Statement

DuPont participates in public policy advocacy and/or lobbying activities the goal of which is to enact legislation and/or promulgate regulation to limit emissions of greenhouse gases, such as the Kyoto Protocol and similar international treaties.

But the Kyoto Protocol and other schemes to limit greenhouse gas emissions may only raise energy prices and reduce economic growth without providing commensurate environmental benefits.

DuPont stated in its annual report for 2005 and its quarterly report for the period ending September 30, 2006 that, “Price increases for energy costs and raw materials could have a significant impact on the company’s ability to sustain and grow earnings.”

DuPont, therefore, may be advocating and/or lobbying against its own earnings and shareholder value by promoting schemes to limit greenhouse gas emissions.

Shareholders have the right to know the basis of the Company’s advocating for greenhouse gas limits and whether such advocacy may adversely impact shareholder value.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The core direction of the Company is sustainable growth — the creation of stockholder and societal value while at the same time reducing the Company’s environmental footprint along the value chains in which it operates. While DuPont’s environmental and greenhouse gas initiatives do have the beneficial effect of protecting the environment, it undertakes these initiatives for valid business reasons. The Company and the Board of Directors are committed to the foundational principle that what is good for business must be also be good for the environment and for the people everywhere in the world.

Since the early 1990’s when DuPont began taking action to reduce greenhouse gas emissions, it has accomplished major global reductions in emissions, and has set ambitious goals for the current and future decade. These early actions have positioned the Company to be a leader in the development of public policy measures addressing climate change, and the Board of Directors believes this leadership position has served the Company, and will continue to serve it well in the future. It is in the best interest of DuPont’s stockholders to anticipate increased efforts by governmental agencies to reduce the level of pollutants emitted into the environment, and to assess proactively the impact of expanding regulation of these gases throughout the world and in several states in the United States. The Board of Directors also believes it is critical that the Company participate in the public policy discussions to ensure that governmental actions give credit to early action and utilize market mechanisms as a route to assure policies are economically sustainable. These developments present an opportunity for the Company to continue to aggressively reduce its own atmospheric emissions and to develop environmentally safe products to benefit our customers, our Company and the environment at large.

Since 1990, the Company has reduced its global greenhouse gas emissions measured as carbon dioxide equivalents by 72 percent, which resulted in approximately $3 billion of avoided costs. Additionally, the Company will introduce fleet vehicles that represent the leading technologies for fuel efficiency and fossil fuel alternatives. By 2015, the Company will ensure that 100 percent of its off-site fleet of cars and light trucks meets these criteria, and will track and report publicly on its fuel efficiency improvements.

The Company is also broadening its sustainability commitments beyond internal footprint reduction to include market-driven targets for revenue and research and development investment. These goals are tied directly to business growth, specifically to the development of safer and environmentally improved new products for key global markets, including transportation, building and construction, agriculture and food, and communications. Revenues from current safety and environmental offerings are increasing at double the Company’s average annual revenue growth rate.

The Company is among the world’s leaders in developing and commercializing renewable, bio-based materials; advanced biofuels; energy-efficient technologies; enhanced safety and protection products; and alternative energy products and technologies. These include high-performance products such as Bio-PDOtm, which is made using corn as the raw material, as the key ingredient for Sorona® polymer used in carpeting, apparel, and other applications; Pioneer seeds, which use advanced plant genetics to develop higher yield, higher quality crops; and new uses for DuPont Kevlar®, Nomex® and Tyvek® in personal protective apparel for law enforcement personnel, firefighters and emergency responders. Also under development are new products that enhance the environmental profile of DuPont’s traditional businesses. These include refrigerants with lower greenhouse warming potential; automotive finishes with lower VOC (volatile organic compounds) content; and engineering polymers and coatings based on renewal materials.

As part of its market-facing 2015 Sustainability Goals, the Company is committed to:

•	doubling its research and development investment in environmentally smart market place opportunities with direct, quantifiable environmental benefits for its customers and consumers along its value chain;

•	growing annual revenue $2 billion or more from products that create energy-efficiency and/or reduce greenhouse gas emissions;

•	doubling annual revenue to $8 billion from non-depletable resources.

Since 1992, the Company has published an annual Sustainable Growth Progress Report, which includes a full disclosure of its annual greenhouse gas emissions and energy consumption at our plants and other facilities. The report also includes a review of progress toward the Company’s environmental goals. Additionally, the Company reports its economic environmental and social performance data in the Global Reporting Initiative format. Both reports are available on the Company’s website (www.dupont.com) at: http://www2.dupont.com/Sustainability/en _ US/Performance _ Reporting/reducing.html and http://www2.dupont.com/Sustainability/en _ US/assets/downloads/gri.pdf. Also, environmental updates are consistently communicated to a number of public audiences via news releases, and include new environmental initiatives and product launches.

DuPont also participated in the Carbon Disclosure Project (CDP), the purpose of which was to summarize the analysis of responses to a questionnaire and to help investors determine how the 500 largest publicly-traded companies in the world (based on market capitalization) are engaging with the climate change issue and what the likely commercial implications are. The CDP report is available at: http://www.cdproject.net/.

Based on the Company’s successful initiatives to reduce its atmospheric emissions, including greenhouse gases, which have resulted in the achievement of reduced operating costs and increased revenues, and the extensive public reporting already performed by the Company, the Board of Directors believes preparation of an additional report, as requested by this proposal, would be a waste of corporate resources and not in the best interest of the Company’s stockholders.

9 — STOCKHOLDER PROPOSAL
ON CHEMICAL FACILITY SECURITY

Green Century Funds, 114 State Street, Suite 200, Boston, Massachusetts 02109, owner of $2,000 or more worth of shares of DuPont Common Stock, has given notice that it will introduce the following resolution and statement in support thereof:

Stockholder’s Statement

Whereas: Security at chemical facilities has become one of the most important issues facing our country. Across the United States, thousands of facilities use and store extremely hazardous substances in large quantities that pose major risks to surrounding communities, employees, and the environment;

Whereas: According to Risk Management Plans (RMPs) filed by companies with the U.S. Environmental Protection Agency, at over 100 of these facilities more than one million people live in the area where they could be seriously injured or killed in the event of a catastrophic incident such as a chemical accident or terrorist attack;

Whereas: A report by the Army Surgeon General in 2003 ranked an attack on a chemical plant second only to a widespread biological attack in the magnitude of its hazard to the public. Numerous other government agencies and private groups have published warnings about these dangers.
(http://www.crtk.org/library_files/Chemical/Warnings.pdf);

Whereas: It is often possible for a company to increase the inherent security of a facility and decrease the number of people at risk of harm by switching to chemicals that are less acutely hazardous, reducing the quantities of extremely hazardous substances stored at facilities, altering the processes used at facilities, or locating facilities outside densely populated areas;

Whereas: Improving physical security through such steps as hiring additional security guards and building perimeter fences will not reduce the number of people endangered by a facility;

Whereas: DuPont operates thirty-three facilities in the United States that combined put a total of over nine million people at risk in the event of a catastrophic release of chemicals caused by an accident or terrorist attack, according to an independent report analyzing RMPs filed by our Company with the EPA as of 2004 (http://uspirg.org/uspirg.asp?id2=13532&id3=USPIRG&). These facilities use large quantities of extremely hazardous substances including hydrofluoric acid, chlorine, hydrochloric acid, oleum (fuming sulfuric acid), phosgene, sulfur trioxide, and titanium tetrachloride;

Whereas: Shareholders know little about our Company’s efforts to prevent and reduce the magnitude of catastrophic incidents at its facilities. Our Company’s most recent 10-K and 10-Q filings contain no information on the possibility of such incidents and their potential impact on the Company or on employees, surrounding communities, and the environment;

RESOLVED, shareholders request that the independent directors of the Board of DuPont prepare a report, at reasonable cost and omitting proprietary information, on the implications of a policy for reducing potential harm and the number of people in danger from potential catastrophic chemical releases by increasing the inherent security of DuPont facilities through such steps as reducing the use and storage of extremely hazardous substances, reengineering processes, and locating facilities outside high-population areas. The report should be available to investors by the 2008 annual meeting.

Position of the Board of Directors
The Board of Directors
recommends that you vote
“AGAINST” this proposal

The Board of Directors is, and has been, acutely focused on the issues presented in this stockholder proposal. The Company has for decades implemented comprehensive programs to assess and reduce the risks associated with the use, handling, storage and transportation of hazardous chemicals on Company plant sites, including those that may be classified as higher-hazard chemicals. These processes and programs are reviewed on a regular basis, and continuously upgraded to reduce risks.

The proposal seeks the preparation and delivery of a report on the implications of a policy for reducing potential harm. The Company has already adopted such a policy, as set forth in the DuPont SHE Commitment. The Company’s Process Safety Management Programs, as implemented, are designed to evaluate and address the very concerns stated in the proposal. The Board therefore believes the objectives of the proposal are being met. Furthermore, a detailed report addressing the risks associated with the design and operation of the Company’s chemical facilities would likely require disclosure of security sensitive and proprietary financial and operational data. Any such disclosure could compromise the security of the Company’s facilities, its employees, and the surrounding communities.

More specifically, the Board of Directors has established an Environmental Policy Committee, which is composed entirely of independent directors. This Committee is charged with overseeing the Company’s process safety management practices, as well as its environmental policies and practices, and reporting on its work to the full Board.

Additionally, the Company has adopted and implemented the DuPont SHE (safety, health and environment) Commitment, which is a driving force behind all of the Company’s decisions related to the use and storage of chemicals, the manufacturing, inventory and materials handling processes employed by the Company, and the location of Company facilities. The DuPont SHE Commitment states that the Company strives to “continuously analyze and improve our practices, processes and products to reduce their risk and impact throughout the product life cycle. We will develop new products and processes that have increasing margins of safety for both human health and the environment. We will seek opportunities to make our new and existing facilities inherently safer.” One recent example of the Company’s commitment to make its new facilities safer is the manufacturing facility jointly owned by the Company and Tate & Lyle in Louden, Tennessee. That plant produces 1.3-propanedial (also known as Bio-PDOtm) using biotechnology rather than traditional manufacturing practices. Biotechnology is considered to be an inherently safer approach to minimize process hazards and environmental risks. This eliminates the need to handle flammable and highly reactive substances used in the more traditional production of this product. The DuPont SHE Commitment is available at http://www2.dupont.com/Sustainability/en_US/Performance_Reporting/commitment.html.

The implementation of Process Safety Management Programs at all manufacturing sites, which include risk management requirements involving technology, facilities and personnel, also seeks to effectively identify and manage risks associated with the handling and storage of the various chemicals used by the Company. Specifically, under the Company’s Process Hazards Analysis (PHA) system, the Program analyzes Inherently Safer Process opportunities to reduce risk on higher-hazard processes. The PHA also includes an analysis and review of facilities to evaluate the impact of a variety of potential consequences both on and off-site.

As part of the Company’s program to ensure a comprehensive approach to these issues, the Company conducts routine internal audits of its safety, health and environmental performance in relation to its SHE Commitment. These audits review each facility’s Process Safety Management Programs to assure compliance with Company expectations. Further, the Company’s SHE programs are audited by two separate and independent auditors, both of which have specific experience in the safety, health and environment area. One such audit annually reviews the Company’s SHE audit program with results reported to senior leadership.

A summary of these findings is posted on the Company’s website at http://www2.dupont.com/Sustainability/en_US/Performance_Reporting/thirdparty.html. The second independent audit reviews the Company’s SHE systems to ascertain overall adherence to the Company’s SHE policies and programs.

Other Matters

The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

APPENDIX “A”

Summary of Audit Committee Policy on Pre-approval of Services
Performed by the Independent Registered Public Accounting Firm

The independence of the Company’s independent registered public accounting firm is critical to ensure the integrity of the Company’s financial statements. To assure that the services performed by the independent registered public accounting firm do not impair their independence, the Audit Committee has established a policy governing pre-approval of services to be provided by the independent registered public accounting firm.

The independent registered public accounting firm will submit a report, which includes an aggregate of services in the following four categories expected to be rendered during the year and the related range of fees, to the Audit Committee for its approval:

1.	Audit services comprise the work necessary for the independent registered public accounting firm to render opinions on the audit of the consolidated financial statements of the Company and on management’s assessment and on the effectiveness of the Company’s internal controls as specified in §404 of the Sarbanes-Oxley Act, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide. Audit services include separate audits of the Company’s subsidiaries, services associated with SEC registration statements, periodic reports and other documents issued in connection with securities offerings.

2.	Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including financial statement audits of businesses to be divested, employee benefit plan audits, agreed-upon or expanded audit procedures to meet certain regulatory requirements, and certain attestation services.

3.	Tax services include selected non-U.S. tax compliance and limited assistance with tax audits involving federal, state and international tax consulting projects commenced prior to December 31, 2001.

4.	Other services include attestation services required in connection with governmental requests/reviews and other attestation services performed in connection with nonfinancial information.

From time to time, circumstances may arise in which it will become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval (e.g., new services or approved services exceeding the pre-approved range of fees). In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has delegated limited pre-approval authority to the Audit Committee Chair. Any services and associated fees approved by the Audit Committee Chair will be reported to the Audit Committee at its next meeting.
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APPENDIX “B”

Director Nomination Process

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee’s Charter (available on the Company’s website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee’s members are independent under the Board’s Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board’s Corporate Governance Guidelines describe qualifications for directors: Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Secretary of the Company and include:

•	A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate’s independence;

•	Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;

•	Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and

•	A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the
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likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.

The Committee also considers such relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee; one or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

* * *

This year Robert A. Brown and Bertrand P. Collomb are standing for election by the stockholders for the first time. Dr. Brown was brought to the attention of the Corporate Governance Committee by C. M. Vest, a retiring director. Mr. Collomb was brought to the Committee’s attention by the director recruitment firm retained by the Committee and by several current directors.

For DuPont’s 2008 Annual Meeting, the Committee will consider nominations submitted by stockholders of record and received by the Secretary of the Company by December 3, 2007.
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APPENDIX “C”

E. I. du Pont de Nemours and Company
Equity and Incentive Plan

1.  PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the Equity and Incentive Plan of E. I. du Pont de Nemours and Company are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) nonemployee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted stock options (including “incentive stock options” and “non-qualified stock options”), and other stock-based awards, including but not limited to restricted stock, restricted stock units, dividend equivalents, performance units, Stock Appreciation Rights (payable in cash or shares) and other long-term stock-based or cash-based Awards. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.  DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(c)	“Award Terms” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the employing Company, Subsidiary or Affiliate that specifically identifies the alleged manner in which the Grantee has not substantially performed the Grantee’s duties, or (ii) the willful engaging by the Grantee in illegal conduct or misconduct that is injurious to the Company or any Subsidiary or Affiliate, including without limitation any breach of the Company’s Code of Business Conduct or other applicable ethics policy.

(g)	“Change in Control” shall have the meaning set forth in Section 7(b) hereof.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)	“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

(j)	“Company” means E. I. du Pont de Nemours and Company, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l)	“Disability” means that a Grantee is considered to be disabled within the meaning of the applicable Company benefit plan.

(m)	“Effective Date” means the date that the Plan was adopted by the Board.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o)	“Excise Tax” shall have the meaning set forth in Section 7(d) hereof.

(p)	“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the date of grant, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(q)	“Full Value Award” means any Award, other than an Option or Stock Appreciation Right, which Award is settled in Stock.

(r)	“Grantee” means a person who, as an employee of or independent contractor or nonemployee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(s)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(t)	“NQSO” means any Option that is designated as a nonqualified stock option.

(u)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(v)	“Other Cash-Based Award” means an Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(w)	“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, Stock Appreciation Rights (payable in cash or shares) or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(x)	“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth;

(xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(y)	“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder, except that such term shall not include (1) the Company or any Subsidiary corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(z)	“Plan” means this E. I. du Pont de Nemours and Company Equity and Incentive Plan, as amended from time to time.

(aa)	“Plan Year” means a calendar year.

(bb)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that may be subject to certain restrictions and to a risk of forfeiture.

(cc)	“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive Stock or cash at the end of a specified period, which right may be subject to the attainment of Performance Goals in a period of continued employment or other terms and conditions as permitted under the Plan.

(dd)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(ee)	“Stock” means shares of common stock, par value $0.30 per share, of the Company.

(ff)	“Stock Appreciation Right” means an Other Stock-Based Award, payable in cash or stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(gg)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)	“Total Payments” shall have the meaning set forth in Section 7(d) hereof.

3.  ADMINISTRATION.

(a)	The Plan shall be administered by the Committee or, at the discretion of the Board, the Board, provided that any Award to the Chairman of the Board shall be subject to ratification by the Board. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. The Board or the Committee may delegate to the Board’s Special Stock Performance Committee or any successor thereto the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b)	The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered (provided that, unless approved by the Company’s stockholders, no Award shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Award with a value in excess of the value of such settled, canceled, forfeited, exchanged or surrendered Award); to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member (or member of the Management Committee) shall be liable for any action or determination made with respect to the Plan or any Award.

4.  ELIGIBILITY.

(a)	Awards may be granted to officers, independent contractors, employees and nonemployee directors of the Company or of any of its Subsidiaries and Affiliates; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries.

(b)	No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5.  STOCK SUBJECT TO THE PLAN.

(a)	The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 60,000,000 and shall be subject to adjustment as provided herein; provided that each share in excess of 20,000,000 issued under the Plan pursuant to a Full Value Award shall be counted against the foregoing Share Limit as four shares for every one share actually issued in connection with such Award. (For example, if 22,000,000 shares of Restricted Stock are granted under this Plan, 28,000,000 shall be charged against the Share Limit in connection with that Award.) The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual shall not exceed 3,000,000. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with
Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

(b)	Except as provided in an Award Terms or as otherwise provided in the Plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6.	SPECIFIC TERMS OF AWARDS.

(a)	General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Terms, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code, on a deferred basis. Notwithstanding any other provision of the Plan, in no event shall any Award (exclusive of an Other Cash-Based Award or an Award made to a nonemployee director and except as may be provided in Section 7 hereof) vest or otherwise become exercisable or payable in less than six months from the date of its grant.

(b)	Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards.

(i)	Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)	The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)	The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made through the sale of Stock acquired on exercise of the Option, valued at Fair Market Value on the date of exercise, sufficient to pay for such Stock (together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by Grantee by reason of such exercise). Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C)	Options shall be exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred (100) full shares of Stock.

(D)	Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination shall be as set forth in the applicable Award Terms.

(E)	Options may be subject to such other conditions including, but not limited to, restrictions on transferability of, or provisions for recovery of, the shares acquired upon exercise of such Options (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)	Restricted Stock.

(A)	The Committee may grant Awards of Restricted Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Notwithstanding the foregoing, if the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months for the entire Award, with no portion of the Award vesting before 12 months from the date of the Award, subject to Sections 6(b)(ii)(E) and 7. If the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment, relates to the attainment of specified Performance Goals, such Full Value Award shall vest over a performance period of not less than one (1) year, subject to Sections 6(B)(ii)(E) and 7.

(B)	The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. Each Award Terms with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C)	Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)	If and to the extent that the applicable Award Terms may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E)	Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iii)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A)	At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject to the requirements of Section 409A of the Code.

(B)	Unless otherwise provided in Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C)	Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(D)	Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iv)	Other Stock-Based or Cash-Based Awards.

(A)	The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(b)(iv) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B)	The maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C)	Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(b) hereof.

7.  CHANGE IN CONTROL PROVISIONS.

(a)	Unless otherwise determined by the Committee or evidenced in an applicable Award Terms or employment or other agreement, in the event of a Change in Control:

(i)	any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(ii)	the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; provided that, in the case of an Other Stock-Based Award or Other Cash-Based Award whose payment is made subject to the attainment of performance conditions, such performance shall be deemed attained at the target level of performance, and any resulting payout shall be prorated for the period during the performance period preceding the Change in Control.

Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be canceled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change in Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Award.

(b)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

(c)	Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(d)	Unless otherwise provided by the Committee or set forth in a Grantee’s Award Terms, notwithstanding the provisions of this Plan, in the event that any payment or benefit received or to be received by the Grantee in connection with a Change in Control or the termination of the Grantee’s employment or service (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Subsidiary, any Affiliate, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, “Total Payments”) would be subject (in whole or part), to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit to be received by the Grantee upon a Change in Control shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).

8.  GENERAL PROVISIONS.

(a)	Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Terms, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Notwithstanding the foregoing, any transfer of Awards to independent third parties for cash consideration without stockholder approval is prohibited.

Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may require or permit Grantees to elect to defer the issuance of shares of Stock (with settlement in cash or Stock as may be determined by the Committee or elected by the Grantee in accordance with procedures established by the Committee), or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. It may also provide that deferred settlements include the payment or crediting of interest, dividends or dividend equivalents on the deferral amounts.

(b)	No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Terms, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c)	Clawback. If a Grantee engages in misconduct (as defined herein), the Grantee: (i) forfeits the right to receive any future Awards or other equity-based incentive compensation under the Plan; and (ii) the Company may demand repayment of any Awards or cash payments already received by a Grantee, including without limitation repayment due to making retroactive adjustments to any Awards or cash payments already received by a Grantee under the Plan where such Award or cash payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement as a result of misconduct by the Grantee. The Grantee shall be required to provide repayment within ten (10) days following such written demand. For the purposes of the Plan, “misconduct” means (i) Grantee’s employment or service is terminated for Cause, or (ii) the breach of a noncompete or confidentiality covenant set out in the employment agreement between the Grantee and the Company or an Affiliate, or (iii) the Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined in its sole discretion that the Grantee: (A) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company; or (B) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur.

(d)	Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(e)	Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Terms entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval shall be required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan or with respect to which stockholder approval is required under the rules of any stock exchange on which Stock is then listed. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

(f)	No Rights to Awards; No Stockholder Rights. No individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No individual shall have any right to an Award or to payment or settlement under any Award unless and until the Committee or its designee shall have determined that an Award or payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(g)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h)	No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)	Regulations and Other Approvals.

(i)	The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)	Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)	In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(j)	Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the

Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(k)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

DIRECTIONS TO THE DUPONT THEATRE

From Philadelphia on I-95 South

1.	Follow I-95 South to Wilmington.

2.	From right lane take Exit 7A marked “52 South, Delaware Ave.”

3.	Follow exit road (11th Street) marked “52 South, Business District.”

4.	Continue on 11th Street bearing left through Delaware Avenue intersection to parking.

5.	The DuPont Theatre is in the Hotel du Pont Building.

From Baltimore on I-95 North

1.	Follow I-95 North to Wilmington Exit 7 marked “Route 52, Delaware Avenue.”

2.	From right lane take Exit 7 onto Adams Street.

3.	At the third traffic light on Adams Street, turn right onto 11th Street.

4.	Follow 11th Street marked “52 South, Business District,” bearing left through Delaware Avenue intersection to parking.

5.	The DuPont Theatre is in the Hotel du Pont Building.

To reach Wilmington by train, please call AMTRAK at 800-872-7245 for Northeast Corridor service or SEPTA at 302-652-3278 for local train service.

www.dupont.com

Printed on Recycled Paper

. NNNNNNNNNNNNAdmission TicketBring this ticket with you if attending the meeting.NNNNNNNNNNNNNNN C123456789000004 000000000.000000 extMR A SAMPLE Annual Meeting of StockholdersDESIGNATION (IF ANY)ADD 1 April 25, 2007, 10:30 a.m.ADD 2ADD 3 The DuPont Theatre ADD 4 DuPont Building ADD 5 1007 Market StreetADD 6NNNNNNNNN Wilmington, DelawareElectronic Voting InstructionsVote by Internet or• Log on to the Internet and go to www.investorvote.com• Follow the steps outlined on the secured website.Vote by telephone• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.• Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in X Proxies submitted by the Internet or telephone must be received by this example. Please do not write outside the designated areas. 11:59 p.m., Eastern Daylight Time, on April 24, 2007.Annual Meeting Proxy Card 123456 C0123456789 123453 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3A Management Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.1. Election of Directors: For Withhold For Withhold For Withhold +01 — Richard H. Brown 02 — Robert A. Brown 03 — Bertrand P. Collomb 04 — Curtis J. Crawford 05 — John T. Dillon 06 — Eleuthère I. du Pont 07 — Charles O. Holliday, Jr. 08 — Lois D. Juliber 09 — Masahisa Naitoh10 — Sean O’Keefe 11 — William K. ReillyFor Against Abstain For Against Abstain2. On Ratification of Independent Registered Public 3. On DuPont Equity and Incentive Plan Accounting FirmB Stockholder Proposals — The Board of Directors recommends a vote AGAINST the following stockholder proposals.For Against Abstain For Against Abstain4. On Genetically Modified Food 5. On Plant Closure6. On Report on PFOA 7. On Costs8. On Global Warming 9. On Chemical Facility SecurityC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDNNNNNNN1 U P X 0 1 2 4 3 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +<STOCK#> 00OL7M

.E. I. DU PONT DE NEMOURS AND COMPANYAnnual Meeting of StockholdersApril 25, 2007, 10:30 a.m.The DuPont Theatre DuPont Building 1007 Market Street Wilmington, DelawareThis Proxy Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints R. H. Brown, C. O. Holliday, Jr., and L. D. Juliber or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2007, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. As described on page 2 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by April 19, 2007. A trustee for an employee savings plan may vote as directed by the plan sponsor or by an independent fiduciary selected by the plan sponsor all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot.On matters for which you do not specify a choice, your shares will be voted in accordance with the recommendation of the Board of Directors. When properly executed this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1-3 and AGAINST proposals 4-9.PLEASE VOTE, SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Your shares will not be voted unless you vote by Internet or telephone as described on the reverse side or sign and return this card.3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3C Non-Voting Items (Mark All That Apply)Discontinue Annual Report Mailings Meeting AttendanceMark the box to the right if you would like to stop Mark box to the right if you plan to attend + receiving an Annual Report on Form 10-K. the Annual Meeting.Change of Address — Please print your new address below.Comments — Please print your comments below.D Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date BelowPlease sign the proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below.+